Exhibit 10.24

           AGREEMENT OF PURCHASE AND SALE OF ASSETS


		This Agreement (the "Agreement") is entered into as of April 13, 1998, by and between New Paradigm Acquisition I
CO., Inc., a Delaware corporation ("Buyer"), and Kapelus &
Cipriano, Inc., a New York sub-chapter S corporation
("Seller"), Milton Kapelus of 1864 Palmer Avenue, Larchmont,
New York, 10538, and Rocco Cipriano, of 126 Highview Street,
Mamaroneck, New York, 10543 ("Principals").

W I T N E S E T H:

		WHEREAS, Seller desires to transfer, convey and assign to Buyer all rights in and to certain assets related to its advertising business and the business, activities and operations of Seller of or related thereto, on the terms and subject to the conditions hereinafter set forth (with all such business, activities and operations of or related to the advertising business engaged in by or through Seller being referred to herein as the "Business").

		NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

ARTICLE 1

PURCHASE AND SALE OF ASSETS

1.1 Purchased Assets. Subject to and upon the terms and conditions of this Agreement, on the Closing Date, Seller shall sell, transfer, convey, assign, and deliver to Buyer all of Seller's right, title and interest to the tangible assets of Seller listed on Schedule 1.1 attached hereto (the "Equipment"), and all intellectual property and other related assets of or used in the Business, of every kind, nature and description, owned, leased or licensed, wherever located and whether or not carried or reflected on the books or records of Seller, as the same shall exist on the Closing Date, except for the Excluded Assets (as hereinafter defined), including, without limiting the generality of the foregoing:

(a) all trademarks, trademark applications, trade names, designs, logos and service marks owned or used by Seller in the Business, including without limitation, "SKC", "SKC Advertising", and the other names, designs and logos set forth on Schedule 1.1(a) hereto, and any names similar to or any derivation or variation of any and all such names, designs and logos, and the goodwill pertaining thereto and the right to fully exploit such names (collectively, "Marks");

(b) all copyrights and copyright applications owned or used by Seller in the Business, including without limitation, the copyrights and copyright applications set forth on Schedule 1.1(b) hereto (collectively, "Copyrights");

(c)  all mailing lists and lists and records
of customers and prospects and related information and data base or bases used by Seller in connection with the Business, including without limitation, the names of all persons actually known to have purchased products or services of or from the Business, other users of such products and services known to Seller and user prospects of such products and services known to Seller set forth on Schedule 1.1 (c) hereto (collectively, the "Lists");

 (d) all know-how and other intellectual
property of Seller relating to or necessary for the operation of the Business, and all trade secrets, vendor information, lists and data bases, each literary work, whether or not copyrightable, ideas, concepts, designs, discoveries, formulae, patents, patent applications, product and service developments, inventions, improvements, disclosures, all vendor and customer sales and purchase records and files of or related to the Business, and all publishing, outsourcing, fulfillment, reseller and manufacturing information (collectively, together with the Marks, Copyrights, and Lists, "Proprietary Rights");

  (e) each contract, agreement, lease,
license, franchise, purchase order, sale order, permit, instrument, commitment, arrangement and understanding (in each case, whether written or oral and including all amendments thereto) to which Seller is a party or by which it is bound or under which it has any rights or is entitled to benefits, relating to the Business, including, without limitation, all supply, purchase, distribution, advertising and promotional services agreements including, without limitation, those listed on Schedule 1.1(e) hereto (collectively, "Contracts");

  (f) the right to all restrictive and
negative covenants, non-competition, proprietary property and confidentiality agreements in favor of Seller, including, without limitation, those with any and all former or current employees, consultants, customers, vendors or others having access to Proprietary Rights or rendering services to Seller in connection with the Business;

  (g) all inventory, samples, goods-in-
transit, work-in-process, raw materials, promotional materials and other materials and supplies of every kind, nature and description used or which are used in or necessary for the operation of the Business, including, without limitation, all advertising, artwork, templates and related creative materials for advertisements, catalog insertions, page layouts, promotional and product literature and displays, sales literature, marketing materials, brochures, pamphlets and packaging and printed material related to any of the foregoing, in each case, in which Seller has any right, title or interest and of the type sold or offered for sale by or through the Business (collectively, "Business Materials");

  (h) all accounts, notes and other
receivables of Seller arising from the Business or products or services sold by or through the Business (whether payable in cash or product) outstanding as of the Closing Date, and all rights of Seller under any security agreements with respect thereto, including rights to all files and documentation substantiating Seller's rights to said Receivables in sufficient diary form to effect an efficient collection of said receivables (collectively, "Receivables");

  (i) the proceeds of any insurance, and the right to receive the proceeds of any insurance, with respect to any claims which have been or may be asserted in connection with any of the Purchased Assets (as hereinafter defined) and the right to continue and maintain any insurance with respect thereto;

  (j) all unfilled sales, purchase orders and commitments of or related to the Business made or entered into by Seller in the ordinary course of its business and all rights which Seller may have against its licensors and other suppliers under express or implied warranties related to the Business or products or services sold or offered by or through the Business, and the right to receive mail and other communications and shipments of merchandise addressed to Seller related to the Business;

  (k) all books and records necessary for the use of any of the Purchased Assets and used in or necessary for the operation of the Business, and all of the goodwill of the Business as a going concern.

			(l) the account balance in the Seller's
account with Bank of New York in an amount not less than that described in Schedule 1.1 (l)

The Equipment, Marks, Copyrights, Lists, Proprietary Rights, Contracts, Business Materials, Receivables and all other rights to be sold, transferred, conveyed, assigned, granted and/or delivered to Buyer are hereinafter sometimes collectively referred to as the "Purchased Assets". The Purchased Assets shall be transferred to Buyer at the Closing pursuant to the form of Bill of Sale annexed as Exhibit 1.1 hereto (the "Bill of Sale").

  1.2 Excluded Assets. Notwithstanding anything to the contrary contained in this Agreement, it is understood that Seller is not selling and Buyer is not acquiring those assets which are listed on Schedule 1.2 hereto ("Excluded
Assets").

  1.3  Title to Purchased Assets.  At the Closing,
Seller shall deliver or cause to be delivered to Buyer all right, title and interest of Seller in and to the Purchased Assets, free and clear of any and all mortgage, pledge, hypothecation, assignment, deposit arrangement, claim, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement or any financing statement filed under the Uniform Commercial Code or comparable law of any jurisdiction) (collectively, "Liens"), except for those Liens listed on Schedule 1.3 hereto.

 		1.4 Collection of Accounts Receivable. Seller agrees that after the Closing Date Buyer shall have the right and authority to collect for its own account all Receivables and other items which shall be included within the Purchased Assets and to endorse with the name of Seller any checks received on account of any such Receivables or other items.

  1.5 Excluded Liabilities.
	(a) Without limiting the generality of the foregoing, Buyer shall not assume any of the following
(herein collectively referred to as the "Excluded
Liabilities"):

  (i) any obligation or liability of
Seller to distribute to its shareholders or otherwise apply all or any part of the Purchase Price received hereunder;

  (ii) any obligation or liability of
Seller based upon acts or omissions of Seller occurring after the Closing Date;

  (iii) Seller's obligations under any
stock option or profit-sharing plans or under any outstanding qualified or non-qualified stock options;

  (iv) any brokerage or finder's fee
payable by Seller in connection with the transactions contemplated hereby;

  (v) any liabilities of Seller to any
of its present or former shareholders as such arising out of any action by Seller in connection with the transactions contemplated hereby;

  (vi) any and all obligations of
Seller for indebtedness for borrowed money or other amounts payable to third parties in the nature of "break-up" fees;

  (vii) any and all debts, liabilities
and obligations of Seller incurred or accrued with respect to any period, or circumstances, or state of facts or occurrences, on or prior to the Closing Date, relating to bonuses, salaries, wages, incentive compensation, compensated absences, workmen's compensation, FICA, unemployment taxes, employee benefits, deferred compensation, wage continuation, severance, termination, pension, section 401(k) plans, cafeteria, retirement, profit-sharing or similar plans or arrangements and any and all vacation, holiday or sick pay or leave incurred or accrued with respect to any employees of Seller whether or not such employees become employees of Buyer, and any and all liabilities or obligations incurred or accrued under Benefit Plans (as hereinafter defined), including, without limitation, contractual and statutory wage continuation, severance, reemployment assistance, termination pay and other benefits;

  (viii) any and all domestic and
foreign federal, state and local income, payroll, property, sales, use, franchise or value added tax liabilities, imposed on Seller or with respect to income or activities of Seller, including assessments and governmental charges or levies imposed in respect of such taxes;

  (ix) any and all obligations and
liabilities of Seller arising under this Agreement
(including, without limitation, indemnification obligations and obligations to pay expenses arising out of this Agreement), or from its failure to perform any of its agreements contained herein or incurred by it in connection with the consummation of the transactions contemplated hereby, or for which Seller is responsible under this Agreement, including, without limitation, fees of lawyers, accountants and other advisors;

  (x) any and all liabilities and
obligations with respect to claims, suits, legal, administrative, arbitral or other actions, proceedings and judgments with respect to causes of action or disputes arising, and other non-contractual liabilities of Seller asserted or imposed, or arising out of, any events occurring, or circumstances or state of facts existing, on or prior to the Closing Date, or any product liability or warranty claim with respect to products sold, licensed or distributed or services rendered by Seller prior to the Closing Date;

  (xi) any and all leases of real
property or improvements thereon, including, without limitation, any and all premises occupied by Seller, all leases of tangible personal property not specifically assumed pursuant to the Liabilities Undertaking hereto; and

  (xii) any commitment, liability or
obligation under any contracts or other agreements other than those liabilities under the Contracts specifically assumed by Buyer pursuant to Schedule 1.5.(b)

			(b) Assumption of Liabilities. Buyer agrees to assume those contractual liabilities of Seller specifically listed on Schedule 1.5 (b) hereto ("Assumed
Liabilities"). Except for the Assumed Liabilities Buyer shall not assume or be responsible for any debts, commitments, obligations or liabilities of Seller of any nature whatsoever.

  			   Liabilities Adjustment.  Without limiting
any of its rights under the Agreement, and except for Assumed
Liabilities, Buyer may, but shall have no obligation to, assume any other trade and other accounts payable and accrued expenses payable and other indebtedness and liabilities of Seller of or related to the Business, and reduce any payment under the Buyout Agreement in accordance with its terms (the
"Liabilities Adjustment"). Buyer agrees to give Seller not less than five (5) days prior written notice of its intention to assume and satisfy any such liabilities of Seller.

  1.6 Satisfaction of Liabilities.  (a) On Closing
Seller shall cause to be delivered to the Buyer a release and discharge of the Lien held by Bank of New York ("Bank of New York Lien") including, without limitation, all required Form UCC-3 releases, in form and substance reasonably satisfactory to Buyer.

	(b) On or prior to the Closing, Seller shall cause all Liens in addition to the Bank of New York Lien securing indebtedness of Seller or otherwise in, on or against any of the Purchased Assets to be released and to cause to be delivered at the Closing releases and discharges of all Liens relating to any of such indebtedness (including, without limitation, all required Form UCC-3 releases) in form and substance reasonably satisfactory to Buyer, except those listed on Schedule 1.3 hereto.


1.7 Assignments of Contracts. Buyer and Seller acknowledge that certain of the Contracts included in the Purchased Assets, and the rights and benefits thereunder, may not, by their terms, be assignable. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any such Contract if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach thereof or adversely affect the rights under any such Contract of Buyer or Seller thereunder. In such event, Seller will cooperate with Buyer and use its best efforts to provide for Buyer all benefits to which Seller is entitled under such Contracts, and any transfer or assignment to Buyer by Seller of any such Contract or any right or benefit arising thereunder or resulting therefrom which shall require the consent or approval of any third party shall be made subject to such consent or approval being obtained. Seller shall use its best efforts to obtain such consents and approvals. If and when any such consent or approval shall be obtained or such Contract shall otherwise become assignable to Buyer, Seller shall promptly assign all of its rights thereunder to Buyer. Until such time, Seller shall not enter into any amendment of any such Contract without the prior written consent of Buyer.

ARTICLE 2

PURCHASE PRICE

  2.1 Purchase Price. Subject to and upon the terms and conditions of this Agreement, Buyer shall pay or deliver to or for the benefit of Seller, in full payment and consideration for the Purchased Assets, a total amount (the
"Purchase Price") payable as follows:

 (a) At the Closing, Buyer shall pay to or for the benefit of Seller Two Hundred and Fifty Thousand Shares of Common Stock of New Paradigm Software Corp. ("Closing
Payment").

			(b) As soon as practicable after March 31, in 1999, 2000, and 2001, and in any case before New Paradigm
Software Corp. ("NPSC") is required to file its annual report on Form 10-KSB for each of said years, Buyer shall pay Seller one third of the book value of the net of the Purchased
Assets acquired, less the liabilities assumed as of the
closing.   For this purpose book value shall be the value of
the Purchased Asset net of depreciation shown on the audited financial statements of Seller as of December 31, 1997 ("Book
Value"). If this amount is a positive number, payment will be made in common stock of NPSC, valued at the average of the closing mid-point between bid and offer for the stock on the twenty business days prior to March 31 of the relevant year.

  (c) As soon as practicable after March 31, 1999, 2000 and 2001, and in any case before NPSC is required to file its annual report on form 10-KSB for each of said years, each of the Principals will receive the following payments from the Buyer in consideration of the termination simultaneously herewith of their Shareholders Agreement dated May 331, 1995 ("Shareholder Agreement"):

	(i) To be paid in cash: 8.334% of the net revenue of Buyer for the previous fiscal year ended March 31, less one sixth of its net liabilities defined as all Assumed Liabilities less the total of the Purchased Assets, less the total of any Receivables not collected by Buyer prior to March 31, 1999.
		(ii) To be paid in stock: 8.333% of the net revenue of Buyer for the previous fiscal year ended March
31. This portion of the payment will be in shares of Common Stock of NPSC, valued at the average of the closing mid-point between the bid and offer for the stock on the twenty business days prior to such March 31 and issued as a conversion of the shares of Series E Preferred Stock issed in accordance with the terms and provisions of the Buyout Agreement

	as the same shall be determined, calculated and payable in accordance with, and containing such other terms and provisions as are set forth in the Buyout Agreement attached hereto as Schedule 2.1 ("Buyout Agreement").

2.2 Allocation of Purchase Price. The parties hereto hereby agree that the Purchase Price shall be allocated in accordance with Schedule 2.2 hereto.


ARTICLE 3

CONTEMPORANEOUS ACTIONS AND DELIVERIES; OTHER AGREEMENTS

  3.1  Contemporaneous Actions and Deliveries.
Contemporaneously with the execution and delivery of this Agreement, Seller and/or Buyer have taken the following actions and executed and/or delivered the following agreements, assets and documentation:

  (a) The Principals have each terminated
their employment with Seller and entered into an Employment
Agreement with Buyer, in the form attached as Exhibit
3.1(a)(i) and Exhibit 3.1(a)(ii) hereto, respectively (the
"Employment Agreements")

 	 (b) The parties hereto have delivered all documents to be delivered pursuant to Article 4 hereof.

  3.2 Further Assurances. At any time and from time to time after the date hereof, at Buyer's request, and without further consideration therefor, Seller will execute and deliver such other instruments or agreements as Buyer may reasonably deem necessary in order more effectively to transfer to Buyer, and to confirm Buyer's interest in, the Purchased Assets, and to assist Buyer in exercising all rights with respect thereto. Buyer and Seller hereby agree to cooperate to effectively vest in Buyer the rights transferred to Buyer pursuant to this Agreement.

ARTICLE 4

CLOSING; DELIVERIES

  4.1  Closing.  (a)  The Closing under this
Agreement (the "Closing") shall take place at the offices of the Buyer at 630 Third Avenue, New York, New York, 10017, at 10:00 A.M. local time on March 31, 1998, or such other date, place or time as the parties hereto shall mutually agree upon (the date of the Closing being called the "Closing Date").
In the event either of the parties is entitled not to close on the scheduled date because a condition to the Closing set forth in Section 4.5 or 4.6 hereof has not been met (or waived in writing by the party or parties entitled to waive
it), such party may postpone the Closing from time to time until the condition has been met, but in no event to a date later than June 30, 1998. Any such postponement shall not affect the rights or remedies to which a party is entitled to in respect of any breach of non-compliance with this Agreement.

 (b) All proceedings to be taken and all
documents to be executed and delivered by all parties at the Closing shall be deemed to have been taken and executed simultaneously and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.

  4.2 Deliveries of Seller. At the Closing Seller shall deliver to Buyer:

 (a) the Bill of Sale, executed by Seller;

 (b) an Assignment of Copyrights in the form of Exhibit 4.2(b)-1 hereto, and an Assignment of Trademarks in the form of Exhibit 4.2(b)-2, in each case in recordable form, each executed by Seller (collectively, the "Proprietary
Rights Assignments");

 (c) possession and control over, (i) a copy of the Lists, (ii) copies of all agreements, commitments, records and other data relating to the Purchased Assets reasonably necessary for the carrying out of the Business by Buyer, (iii) all master artwork in existence on the Closing Date used for current or future advertising in suitable form, and (iv) all Business Materials and other tangible and intangible property constituting part of the Purchased Assets; and

  (d) Instruments of Assignment and Assumption in the forms attached as Exhibit 4.2(d) hereto (each a "Contract Assignment" and collectively the "Contract Assignments"), with respect to each of the Contracts listed on Schedule 4.2(d) hereto (the "Assumed Contracts"), executed by Seller as assignor and, if such consent is required by the terms of such Contract, consented to in writing (in form and substance reasonably required by Buyer) by each applicable contracting party;

  (e) the legal opinion of Karen M Riggio in the form of Exhibit 4.2(e), hereto, duly executed (the
"Closing Legal Opinion");

  (f) a long form certificate of good standing of Seller, issued as of a date within sixty (60) days of the Closing by the Secretary of State of the State of New York;

  (g) a certificate of the Secretary or an Assistant Secretary of Seller, dated the Closing Date, in form and substance reasonably satisfactory to Buyer, as to
(i) the resolutions of the Board of Directors of Seller authorizing the execution, delivery and performance of this Agreement and each exhibit hereto to which it is a party and the consummation of the transactions contemplated herein and therein; and (ii) the incumbency and signatures of the officers of Seller executing this Agreement and any Seller Documents (as hereinafter defined); and

  (h) all other documents, materials, items and property required by the terms of this Agreement to be delivered to Buyer under or to effect the provisions of this Agreement.

  4.3 Deliveries of Buyer. At the Closing, Buyer will deliver to Seller:

 (a) the Closing Payment to Seller;

 (b) a certificate of good standing of Buyer, issued as of a date within sixty (60) days of Closing by the Secretary of State of the State of Delaware;

 (c) a certificate of the Secretary of Buyer, dated the Closing Date, in form and substance reasonably satisfactory to Seller, as to (i) the resolutions of the Board of Directors of Buyer authorizing the execution delivery and performance of this Agreement and each exhibit hereto to which it is a party and the consummation of the transactions contemplated herein and therein; and (ii) the incumbency and signatures of the officers of Buyer executing this Agreement and each exhibit hereto to which it is a party; and

 (d) all other documents required by the terms of this Agreement to be delivered to Seller at the Closing under or to effect the provisions of this Agreement.

  4.4 Further Assurances. At any time and from time to time after the Closing, at Buyer's request, and without further consideration therefor, Seller will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation as Buyer may reasonably deem necessary in order more effectively to transfer, convey and assign to Buyer, and to confirm Buyer's title to, all of the Purchased Assets, whether tangible or intangible, to put Buyer in actual possession and operating control thereof, and to assist Buyer in exercising all rights with respect thereto. Buyer and Seller hereby agree to cooperate to effectively transfer the Purchased Assets to Buyer.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF SELLER.

		Seller hereby represents and warrants to Buyer as follows:

  5.1 Organization, Standing and Qualification;
Subsidiaries. (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite power and authority and is entitled to own, lease and operate its properties and to carry on its business as and in the places such properties are now owned, leased or operated and where such business is presently conducted. Seller is qualified to do business and is in good standing in each state or jurisdiction listed in
Schedule 5.1, which states constitute all states in which the failure to be so qualified could have a material adverse effect on the condition (financial or otherwise), business, properties, assets, liabilities, prospects or results of the operations of Seller. The copies of the Certificate of Incorporation and By-Laws of Seller delivered by Seller to Buyer are complete and correct.

  No part or aspect of the Business has been conducted through any direct or indirect subsidiary or any direct or indirect affiliate of Seller.

  5.2 Authority; Options. (a) Seller has all requisite power and authority to enter into this Agreement, and each other agreement, document and instrument to be executed or delivered by it in accordance with this Agreement, including, without limitation, the Bill of Sale, the Proprietary Rights Assignments and the Contract Assignments (the "Seller Documents"), and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Seller Documents by Seller have been duly authorized and approved by its board of directors and, no other corporate proceedings on the part of Seller are necessary to authorize this Agreement, the Seller Documents and the transactions contemplated hereby and thereby. This Agreement has been duly authorized, executed and delivered by Seller and is the legal, valid and binding obligation of Seller enforceable in accordance with its terms, and each of the Seller Documents has been duly authorized by Seller and is, or upon execution and delivery by Seller of any thereof at the Closing will be, a legal, valid and binding obligation of Seller enforceable in accordance with its terms.

  5.3 No Violation. Except as required under the Business Corporation Law of the State of New York and the Securities Exchange Act of 1934, as amended (the "1934 Act"), and except as set forth in Schedule 5.3, neither the execution or delivery of this Agreement, nor the consummation of the transactions contemplated herein, will with or without the giving of notice or the lapse of time or both (a) violate or conflict with any provision of Seller's Certificate of Incorporation or Bylaws, as each may have been amended, (b) result in (i) a breach of, or violate, or be in conflict with or constitute a default under, or result in the termination or cancellation of, or accelerate the performance required under, any security instrument, mortgage, note, debenture, indenture, loan, lease, contract, agreement or other instrument, to which Seller is a party or by which it or any of its properties or assets are bound, or (ii) the loss or adverse modification of any lease, franchise, license or other contractual right or other authorization granted to or otherwise held by Seller or with respect to the Purchased Assets, (c) require the consent of any party to any such agreement or commitment to which Seller is a party or by which any of its properties or assets are bound, (d) result in the creation or imposition of any Lien upon any property or assets of Seller, (e) require any consent, approval, authorization, order, filing, registration or qualification of or with any court or governmental authority or arbitrator to which Seller is subject or by which any of its properties or assets may be bound or affected.

5.4  Financial Statements.  Seller has delivered to
Buyer copies of the unaudited financial statements of Seller set out on Schedule 5.4 (the "Financial Statements"), including without limitation, the unaudited balance sheet and income statement of Seller for the years ended December 31, 1996 and 1997. Seller will provide Buyer within 30 days of the date hereof unaudited accounts of the period from January 1, 1998 to March 31, 1998. All of the Financial Statements are complete and correct, have been prepared from the books and records of Seller in accordance with generally accepted accounting principles ("GAAP") consistently applied and maintained throughout the periods indicated, except as noted in 5.4 (a) below, and fairly present the financial condition of Seller as at their respective dates and the results of operations of Seller for the periods covered thereby. Such Financial Statements do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein, and include all adjustments, which consist only of normal recurring accruals, necessary for such fair presentation.

			(a) the Financial Statements have not been prepared in accordance with GAAP in the following respects:
	(i) the Financial Statements do not include notes to the accounts;
				(ii)  the receivables from Messrs.
Kapelus & Cipriano are to be written off effective December
31, 1997;
				(iii)  some work in progress was
accounted for on an "as billed" basis rather than percentage of completion basis. the affects of this change would not be material to the Financial Statements;
				(iv)  no provision has been made for
deferred taxation;
				(v)  deferred finance charges are
understated by $6,684.

  5.5 Absence of Undisclosed Liabilities. Except as and to the extent set forth on Schedule 5.5, as of the Closing Date, Seller had no debts, liabilities or obligations
(whether absolute, accrued, contingent or otherwise) in excess of Five Thousand Dollars ($5,000) in aggregate.

  5.6 Absence of Changes or Events. Except as set forth on Schedule 5.6, since December 31, 1997 ("the Balance Sheet Date") Seller has conducted its business only in the ordinary course in a manner consistent with past practices. Without limiting the foregoing, since such date, Seller has not:

  (a) incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except current liabilities for trade or business obligations incurred in the ordinary course of business and consistent with its prior practice, none of which liabilities, in any case or in the aggregate, materially and adversely affects the condition (financial or otherwise), prospects or results of operations of Seller or the Business or the Purchased Assets;

  (b) mortgaged, pledged or subjected to any Lien any of its property, business or assets, tangible or intangible;

  (c) sold, transferred, leased to others or otherwise disposed of any assets used in or necessary to conduct the Business, or canceled or compromised any material debt or claim, or waived or released any right of substantial value of or relating to the Purchased Assets and/or the Business;

  (d) received any notice of actual or
threatened termination of any contract, lease or other agreement or other business relationship or suffered any damage, destruction or loss (whether or not covered by insurance) which, in any case or in the aggregate, has had or could have a materially adverse effect on the condition (financial or otherwise), prospects or results of operations of Seller or of or on the Business or the Purchased Assets; it is hereby expressly acknowledged that Seller has notified Buyer of the termination by Cruiseworld Inc. of its business relationship with Seller as of December 31, 1997;

  (e) had any material change in its relations with its employees, agents, customers or suppliers or any governmental regulatory authority or self-regulatory authorities;

  (f) made any capital expenditures or capital additions or betterment in excess of an aggregate of Five
Thousand Dollars ($5,000);

  (g) transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any license, patent, copyright, trademark, trade name, service mark or other Proprietary Rights, or modified any then existing rights with respect thereto of or relating to the Purchased Assets and/or the Business;

  (h) instituted, settled or agreed to settle any litigation, action or proceeding before any court or governmental body relating to Seller or any of its assets, properties or rights;

  (i) suffered any damage, destruction, loss, change, event or condition which, in any case or in the aggregate, has had or may have a material adverse effect on the condition (financial or otherwise), prospects or results of operations of Seller or of or on the Business or the Purchased Assets, including, without limitation, any change in revenues, costs, levels or types of warranty or defective product claims, or relations with employees, landlords, agents, customers or suppliers;

  (j) entered into any transaction, contract or commitment other than in the ordinary course of business, or paid or agreed to pay any brokerage, finder's fee, or other compensation in connection with, or incurred any severance pay obligations or "break-up" fee obligations by reason of, this Agreement or the transactions contemplated hereby;

  (k) received any notice from any customer or supplier that it, nor has knowledge that any customer or supplier, intends to cease doing business with Seller, which, in any case, has had or could have a material adverse effect on the condition (financial or otherwise), prospects or results of operations of Seller or of or on the Business or the Purchased Assets;

  (l) made any purchase commitment in excess of the normal, ordinary and usual requirements of the Business or made any material change in its selling, pricing, advertising or personnel practices inconsistent with Seller's prior practice relating to the Business; or

  (m) made any payment to either of the
Principals or any other employee or consultant of Seller, other than in the ordinary course of business;

  (n) entered into any agreement or made any commitment to take any of the types of actions described in any of subsections (a) through (m) above.

  5.7  Title to and Condition of Purchased Assets;
Leases. (a) Seller does not own any real property. Except for the assets subject to Personal Property Leases (as hereinafter defined), Seller has good and marketable title to all of the Purchased Assets which it owns or uses in the Business or purports to own. Except as set forth in Schedule
1.3 hereto, none of the Purchased Assets are subject to any Lien of any nature whatsoever, direct or indirect, whether accrued, absolute, contingent or otherwise.

  (a) All of the tangible Purchased Assets are in good operating condition and repair, are suitable for the purposes used and are adequate and sufficient for the operation of the Business. Seller enjoys peaceful possession of all leasehold interests and personal property constituting any part of the Purchased Assets and held under lease or license.

  (b) The Purchased Assets constitute all of the assets, properties, and rights necessary to conduct the Business as presently conducted. None of the Excluded Assets are assets, properties or rights necessary to conduct the Business as presently conducted.

  (c) Seller has delivered to Buyer true and complete copies of each of the Contracts prior to the execution of this Agreement. To the best of Seller's knowledge, all of the Contracts are in full force and effect with respect to Seller in accordance with their terms and there is no violation or default under the Contracts and to the best of Seller's knowledge no event has occurred or circumstance exists which with notice or lapse of time or both would constitute an event of default, or give rise to a right of termination or cancellation, or result in the loss or adverse modification of any right or benefit thereunder. No party to any Contract has given Seller written notice of or made a claim with respect to, and Seller is not otherwise aware of, any material breach or default under any thereof. To the best of Seller's knowledge, Seller enjoys peaceful possession and quiet enjoyment of the Purchased Assets, tangible and intangible, held under license; and all such licenses are in good standing, in full force and effect and are valid, binding and enforceable obligations of Seller, and to the best of Seller's knowledge, of the licensors thereunder. None of the Contracts impose any obligation on Seller other than to provide service in the ordinary course. Except as set forth on Schedule 5.7(c), there have been no oral or written modifications to the terms or provisions of any of the Contracts. No amount payable or reserved under any Contract has been assigned or anticipated and no amount payable under any Contract is in arrears or has been collected in advance and to the best of Seller's knowledge, there exists no offset or defense to payment of any amount under a Contract.

 5.8 Proprietary Rights. (a) Seller owns or possesses the perpetual and royalty-free licenses and other rights to use all Proprietary Rights used in or necessary to conduct the Business as it is presently operated. To the best of Seller's knowledge, Seller is not infringing upon or otherwise acting adversely to any copyrights, trademarks, trademark rights, service marks, service names, trade names, patents, patent applications, licenses or trade secrets or other proprietary rights or intellectual property of any other person or entity. No claim, suit, demand, proceeding or investigation is pending, has been asserted or is threatened by or against Seller with respect to, based on or alleging infringement of any such rights or the proprietary rights or intellectual property of any third party, or challenging the validity or effectiveness of any license for such rights, and Seller knows of no basis for any such claim, suit, demand, proceeding or investigation.

  (b) Seller is not a party to or bound by any oral or written contract or understanding relating to or which might interfere with the full exploitation of any rights or property being transferred to Buyer under this Agreement or which restricts its right to enter into this Agreement or to perform in accordance herewith. Seller has not has not entered into any transactions with respect to any assets, liabilities or business operations referred to or contemplated by this Agreement with any party other than Buyer, except in the ordinary course of business.

  5.9  Litigation.  There is no action, suit,
proceeding, arbitration or investigation pending against, asserted by, or affecting Seller or the transactions contemplated by this Agreement, nor to the best of the knowledge of Seller, any basis therefor or threat thereof which, in any case or in the aggregate, could if adversely determined have a material adverse effect on the business, assets, liabilities, operations or financial condition of Seller, the Business or the Purchased Assets or the use thereof by Buyer. Seller is not subject to any court or administrative order, writ, injunction or decree, applicable to it or to its business, property or employees, nor is it in default with respect to any order, writ, injunction or decree, of any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign.

  5.10 Compliance; Permits. Neither Seller, nor any officer or director thereof has violated any law, rule, regulation, order, judgment or decree applicable to Seller, any of its employees, any of the Purchased Assets and/or any aspect of the Business, including without limitation, any laws, rules, regulations, ordinances, codes, orders, judgments or decrees as to zoning, building requirements or standards, import, export, environmental, health and/or safety matters, which violation could have a material adverse effect on the condition (financial or otherwise), business, properties, assets, liabilities, prospects or results of the operations of Seller, the Purchased Assets or the Business. Seller has all licenses, consents, certificates, franchises, permits, and authorizations issued by any department, board, commission, bureau or instrumentality ("Governmental Licenses") necessary to conduct the Business in the manner that it is currently conducted by it, and none of operations of Seller are being conducted in any manner which violates in any material respect any of the terms of conditions under which such Governmental License was granted. Each Governmental License has been duly obtained, is valid and in full force and effect, and is not subject to any pending or, to the knowledge of Seller, threatened administrative or judicial proceeding to revoke, cancel or declare such Governmental License invalid in any respect. No Governmental Licenses by their terms will terminate or lapse by reason of the transaction contemplated by this Agreement.

   5.11 Absence of Certain Business Practices.
Neither Seller nor any officer, employee or agent of Seller, nor any other person acting on its behalf, has, directly or indirectly, within the past five years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of Seller (or assist Seller in connection with any actual or proposed transaction) which (a) might subject Seller to any damage or penalty in any civil, criminal or governmental litigation or proceeding,
(b) if not given in the past, might have had an adverse effect on the assets, business or operations of Seller or the Business or the Purchased Assets, or (c) if not continued in the future, might adversely affect Seller's assets, business, operations or prospects or the Business or Purchased Assets or which might subject Seller to suit or penalty in any private or governmental litigation or proceeding.

  5.12 Schedules. Schedule 5.12 contains a true, complete and accurate list and description of the following:

  (a) all real property in which Seller has an ownership, leasehold or other interest or which is used by Seller in connection with the conduct of its business (the
"Properties");

  (b) all material items of hardware and other equipment, owned, leased or used by Seller in the Business, and setting forth with respect to all such listed property a summary description of all leases relating thereto, identifying the parties thereto, the rental or other payment terms, expiration date and cancellation and renewal terms thereof (the "Personal Property Leases");

  (c) all sales, agency, supply, purchase, distribution, advertising, promotional, support, maintenance, outsourcing, manufacture and fulfillment agreements or franchises, author agreements and publishing agreements of or relating to the Purchased Assets or the Business, and all agreements providing for the services of an independent contractor to which Seller is a party or by which it is bound and which relate to any of the Purchased Assets or the conduct of the Business, including, without limitation, a true and complete itemized description of all contracts pursuant to which any royalty or similar payment shall be payable;

  (d) all contracts, agreements, commitments, purchase orders, leases, licenses or other understandings or arrangements to which Seller is a party or by which it or any of its property is bound or affected, relating to the Business or the Purchased Assets, except for (i) those listed on Schedule 5.12(c) (ii) entered into in the ordinary course of business that are terminable by Seller on less than 30 days' notice without any penalty or consideration, and
(iii) involve payments or receipts during the entire life of such contracts by Seller of less than $500 in the case of any single contract but not more than $2,000 in the aggregate;

  (e) all guarantees, loan agreements,
indentures, mortgages and pledges, all conditional sale or title retention agreements, security agreements, equipment obligations, leases or lease purchase agreements as to items of personal property (excluding equipment obligations, leases or lease purchase agreements not relating to the Purchased Assets), in each case to which Seller is a party or by which it is bound or under which it has rights;

  (f) all employment and consulting
agreements, including, without limitation, obligations for severance, reemployment assistance, termination, deferred compensation, or vacation pay, to which Seller is a party or by which it is bound;

(g) as of a date no earlier than March 31, 1998, all of Seller's accounts receivables relating to or arising out of the Business, together with information as to each such listed receivable which has been outstanding for more than 30 days;

(h) as of a date no earlier than March 31, 1998, all of Seller's accounts payable relating to or arising out of the Business;

			True and complete copies of all contracts, agreements, plans, arrangements, commitments and documents required to be listed or identified pursuant to this Section
5.12 (to the extent in writing or if not in writing, an accurate summary thereof), together with any and all amendments thereto, have either been delivered to Buyer or attached to Schedule 5.12;

			Except as expressly identified on Schedule
5.12, all of the contracts and agreements required to be listed or identified pursuant to this Section 5.12 (other than those which have been fully performed) are legal, valid, binding and enforceable in accordance with their respective terms, in full force and effect, do not require the consent or approval of any party to the assignment thereof and will be unaffected by the sale or other transfer of the Purchased Assets to Buyer hereunder, and Buyer will be entitled to the full benefits thereof, and none of such contracts and agreements is with a governmental agency or authority. To the best of the knowledge of Seller, there is not under any contract or agreement required to be listed or identified pursuant to this Section 5.12 any existing default or event which, after notice or lapse of time, or both, would constitute a default or result in a right to accelerate or loss of rights. There have been no oral or written modifications to the terms or provisions of any of such agreements. No amount payable or reserved under any such agreement has been assigned or anticipated and no amount payable under any such agreement is in arrears or has been collected in advance and to the best of the knowledge of Seller, there exists no offset or defense to payment of any amount under such an agreement.

  5.13 Taxes. Seller has paid or made adequate provision for the payment of all taxes, fees, assessments and charges, including, without limitation, income, property, sales, use, franchise, added value, employees' income withholding and social security taxes, imposed by the United States or by any foreign country, or by any state, municipality or instrumentality of any of same or by any other taxing authority, and for all penalties and interest thereon, which has or may become due for or during all periods ending, and in respect of all operations, on or prior to the Closing Date. All tax returns required to be filed in connection therewith have been accurately prepared and filed and all deposits required by law to be made by Seller with respect thereto have been duly made. Seller is not a party to any pending action, proceeding or audit by any governmental authority for assessment or collection of any amount of taxes for which it may be directly or indirectly liable, and there is no claim for assessment or collection of any amount of taxes for which it may be directly or indirectly liable.

  5.14 Employee Benefits; Labor Matters. (a) All pension, retirement, profit-sharing, deferred compensation, bonus, incentive, medical, vision, dental and other health insurance, life insurance or any other employees benefit plan, arrangement or understanding and any trusts or insurance contracts maintained in connection therewith (collectively, "Benefit Plans"), conform to, and the administration thereof is in material compliance with, all applicable laws and regulations, including, without limitation, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Internal Revenue Code of 1986, as amended (the "Code"), and neither the operation or administration of any such Benefit Plan, nor the transactions contemplated by this Agreement will result in any liability to Seller or Buyer under or in respect of any of such Benefit Plans, in Buyer incurring or suffering any liability, or have any adverse effect on the financial condition, assets liabilities or results of operations of Seller, Buyer, the Purchased Assets or the Business. All contributions required, by law or by contract, to be made to any Benefit Plans subject to ERISA for any plan year, or other period on the basis of which contributions are required, ending before the date hereof, have been made as of the date hereof.
Seller has complied in all material respects with all reporting and disclosure requirements with respect to each Benefit Plan. No such Benefit Plan (including any trust created thereunder), nor any trustee or administrator thereof, has engaged in any transaction prohibited by ERISA, or by Section 4975 of the Code, which could subject Seller, or such Plan to any penalty imposed under ERISA or to any tax imposed by Section 4975 of the Code or, if any such transaction has occurred, it has been corrected within the meaning of Section 4975 of the Code, and all applicable taxes and penalties with respect thereto have been paid. No "reportable event" as that term is defined in ERISA has occurred with respect to any of the Benefit Plans. No liability to the Pension Benefit Guaranty Corporation or comparable foreign authority has been or is expected to be incurred with respect to any of such Benefit Plans. Seller does not participate, maintain or contribute to (or within the preceding three (3) years participated, maintained or contributed to) and has no liability or obligation under or with respect to any multi-employer plan governed by or subject to ERISA or any foreign law, nor has it participated, maintained, contributed or incurred any liability in respect of any thereof within the last three fiscal years. Seller has no liability or obligation with respect to any Benefit Plan or trust related thereto that may have been terminated prior to the date hereof.

  (b) Seller has complied in all material
respects with all applicable laws, rules and regulations relating to the employment of labor, including those relating to hiring, wages, hours, collective bargaining and the payment and withholding of taxes, and has withheld all amounts required by law, regulation or agreement to be withheld from the wages or salaries of its employees and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. Seller has not engaged in any unfair labor practice, and there is no unfair labor practice, sexual harassment or other employment-related complaint pending, or, to the knowledge of Seller, threatened against Seller or any officer, director or employee thereof. There do not exist any pending workmen's compensation claims against Seller that are not adequately provided for by insurance, or any pending or, to the knowledge of Seller, threatened claims that the workplace of Seller is unsafe or that Seller has engaged in unfair labor practices, employment discrimination or wrongful discharge. No union, trade, guild or collective bargaining unit represents any employees of Seller, and no union organizing or election activities involving any non-union employees of Seller is now in progress or, to the best of Seller's knowledge, threatened.

  5.15 Accounts Receivables. All Receivables constituting any part of the Purchased Assets have arisen only from bona fide transactions in the ordinary course of business and are to the best of Seller's knowledge collectible in accordance with their terms.

  5.16 Environmental Matters.  (a)  As a result of
Seller's action or inaction, and to the best knowledge of Seller, no Hazardous Substance (as hereinafter defined) is present or at any time has been stored, treated, recycled, released, disposed of or discharged on, about, from or affecting the Properties, Business or Purchased Assets in any material amounts, and Seller has no liability or potential liability which is based upon or related to the environmental conditions under or about the Properties, Business or Purchased Assets.

  (b) Neither Seller nor, to the knowledge of Seller, any prior or current owner, tenant or occupant of any of Properties, has received (i) any notification or advice from or given any report or notice to any governmental agency or authority involving the use, handling, transport, presence, spill, escape, leakage, release, remediation or clean-up of any Hazardous Substance on or about any of the Properties or caused by Seller or any affiliate of Seller or
(ii) any complaint, order, citation or notice with regard to any emission, discharge, storage or disposal, any Hazardous Substance or any other environmental, health or safety matter affecting any of the Properties, or any property or location at any time occupied or used by any Seller, under any other federal, state or local law, ordinance, rule or regulation.

  (c) To the best of Seller's knowledge, there are no fuel or gasoline storage tanks presently in use or at any time abandoned in, on or under any of the Properties.
None of the Properties contains any asbestos or asbestos-containing materials.

  (d) The term "Hazardous Substance" as used in this Agreement shall include, without limitation, gasoline, oil and other petroleum products, explosives, radioactive materials and related and similar materials, and any other substance or material defined as a hazardous, toxic or polluting substance or material by any federal, state or local law, ordinance, rule or regulation, including asbestos and asbestos-containing materials, PCBs and urea formaldehyde foam insulation.


  5.18  Customers and Suppliers.  Set forth in
Schedule 5.18 is a list of the names and addresses of the ten
(10) largest customers and the ten (10) largest suppliers (measured by dollar volume of purchases or sales in each case) of the Business and the percentage of the business of the Business which each such customer or supplier represented during each of the years ended December 31, 1997 and 1996. Except as expressly identified in Schedule 5.18, there exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship of Seller with any supplier or customer listed such Schedule 5.18.

  5.19 Disclosure. No representation or warranty by Seller contained in this Agreement nor any written statement or certificate furnished or to be furnished by or on behalf of Seller to Buyer in connection herewith contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements herein or therein contained, under the circumstances under which made, not misleading or necessary in order to provide Buyer with adequate information as to the operations of Seller, the Business and the Purchased Assets and Seller has disclosed to Buyer in writing all material adverse facts known to it relating to the same. The representations and warranties contained in this Agreement or any document delivered in connection with this Agreement shall not be affected or deemed waived by reason of the fact that Buyer and/or any of its representatives knew or should have known that any such representation or warranty is or might be inaccurate in any respect.

ARTICLE 6

	REPRESENTATIONS AND WARRANTIES OF BUYER

		Buyer represents and warrants to Seller that:

6.1  Organization and Standing.  Buyer is a
corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

6.2 Authority of Buyer. The execution, delivery and performance of this Agreement and all the agreements and instruments of Buyer relating hereto and the consummation of the transactions contemplated hereby shall have been duly authorized by all necessary corporate action on the part of Buyer at or prior to the Closing; this Agreement has been duly executed by a duly authorized officer of Buyer; and this Agreement and such agreements and instruments constitute the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms.

		6.3 Public Filings. NPSC's Form 10-KSB as of March 31, 1997 and Form 10-QSB as of December 31, 1997 as filed with the Securities and Exchange Commissions are true in all material respects. Specifically the number of shares of Common Stock authorized and outstanding as at that date is accurate as stated therein and no shares of Common Stock have been issued since that date, and since that date no agreement has been entered into which would result in such issuance

		6.4  Material Adverse Change.  Since December 31,
1997 there has been no material adverse change in the financial position of NPSC.

		6.5 Change of Name. Buyer warrants that it will take such steps as may be necessary to change its name to "SKC Advertising, Inc." as soon as possible after the Closing
Date.

		6.6 Key Man Policy. NPSC warrants that it will maintain a "key man" Life Insurance policy on Mark Blundell for which NPSC is the beneficiary in an amount of not less than One Million Dollars ($1,000,000) until at least March
31, 2001.

ARTICLE 7

COVENANTS OF SELLER

7.1 Employees. (a) Seller shall terminate all of its employees prior to Closing. Buyer has no obligation to employ any of Seller's employees in its business following the date hereof or the Closing Date. Notwithstanding any offer or determination to so employ any employee, Buyer shall not be obligated to maintain any employee for any specific length of time and, except as otherwise provided by the Employment Agreements, all such employees shall be employees at will.

	 (b) Seller shall promptly pay all
amounts due and payable to, or accrued in respect of, its employees in the nature of wages, commissions, salary, insurance and other benefits (including accrued vacation and sick pay and unearned bonuses), and shall pay all withholding tax and similar obligations in each case with respect to all employees of Seller and all periods ending on or prior to the Closing Date.

	(c) Seller shall be solely responsible
for, and shall indemnify and hold harmless Buyer from and against, any and all claims and obligations, if any, including but not limited to severance pay, termination pay and other benefits arising or claimed to arise out of (i) the termination of employment of any employee of Seller on or prior to the Closing Date, (ii) the effect of the transactions contemplated by this Agreement on the employment status of any of the employees of Seller, including the Principals and any others which may hereafter be employed by Buyer, and/or (iii) the termination of employment with Buyer within 120 days after the Closing Date of any employee, including the Principals, who prior to the Closing Date was an employee of Seller and thereafter becomes an employee of Buyer (in this latter case to the same extent as if any such employee were then still employed by Seller, but only with respect to such severance pay, termination pay or other benefits which arise or are claimed to arise out of the employee's employment with Seller).

	(d) Nothing in this Section 7.1 or
elsewhere in this Agreement, express or implied, shall be construed to confer any rights or remedies on any employee of Seller. All liabilities of Seller under this Section shall constitute Excluded Liabilities.

ARTICLE 8

FURTHER AGREEMENTS.

  8.1  Sales and Other Taxes.  Seller shall pay all
sales tax, transfer tax, intangibles tax, filing fees, recording and registration fees and similar government charges applicable to the transactions contemplated by this Agreement, including, without limitation, all taxes and charges payable, if any, upon the transfer of title to any Purchased Assets. Buyer and Seller will cooperate to prepare and file with the proper public officials, as and to the extent available and necessary, all appropriate sales tax exemption certificates or similar instruments as may be necessary to avoid the imposition of sales, transfer and similar taxes on the transfer of Purchased Assets pursuant
hereto.   The parties will co-operate to comply with the
provisions of New York State bulk sales laws.

  8.2  Brokerage and Finder's Fee.  Buyer
represents and warrants to Seller and Seller represents and warrants to Buyer, that no person is entitled to any brokerage commissions or finder's fees in connection with the transactions contemplated by this Agreement as a result of any action taken by it or any of its affiliates, officers, directors or employees.

  8.3 Referral. Seller shall use its best efforts to refer all requests for and forward all orders for products to Buyer at such telephone number and address as Buyer from time to time informs Seller. Seller and Buyer shall each attempt in good faith to direct or deliver to the other all incoming mail, telephone or other communications or deliveries which are not received by the appropriate party (that is, Buyer in the case of matters or materials pertaining to the Business and Seller in the case of all other matters or materials).

ARTICLE 9

INDEMNIFICATION, SURVIVAL, OFFSETS

9.1 Obligation to Indemnify. (a) Buyer hereby assumes and agree to save, indemnify and hold harmless Seller from and against, and shall on demand reimburse Seller for:

	(i) any and all loss, liability,
damage or deficiency suffered or incurred by Seller by reason of any misrepresentation or breach of warranty by Buyer or nonfulfillment of any covenant or agreement to be performed or complied with by Buyer under this Agreement or in any agreement, certificate, document or instrument executed by Buyer and delivered to Seller pursuant to or in connection with this Agreement; and

	(ii) any and all actions, suits,
proceedings, claims, demands, assessments, judgments, costs and expenses, including reasonable attorneys' fees, incident to any of the foregoing, or reasonably incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing any of the obligations under this Section 9.1(a).

  	(b) Seller and Principals hereby jointly and severally assume and agree to save, indemnify and hold harmless Buyer from, against and in respect of, and shall on demand reimburse Buyer for:

 	(i) any and all loss, liability,
damage or deficiency suffered or incurred by Buyer by reason of any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement to be performed or complied with by Seller under this Agreement or any agreement, certificate, document or instrument executed by Seller and delivered to Buyer pursuant to or in connection with this Agreement;

  	(ii) any and all loss, liability,
damage, cost or expense suffered or incurred by Buyer in respect of or in connection with any and all debts, liabilities and obligations of, and any and all violation of laws, rules, regulations, codes or orders by Seller, direct or indirect, fixed, contingent, legal, statutory, contractual or otherwise, which exist at or as of the Closing Date or which arise after the Closing Date but which are based upon or arise from any act, transaction, circumstance, sale of goods or services, state of facts or other condition which occurred or existed on or before the Closing Date, whether or not then known, due or payable, except to the extent specifically assumed by Buyer under the terms of this Agreement;

  	(iii) any and all loss, liability,
damage, cost or expense suffered or incurred by Buyer based on or arising out of the infringement or alleged infringement of any proprietary rights of any third party arising out of the Business or the Purchased Assets;

  	(iv) any and all loss, liability,
damage, cost or expense suffered or incurred by Buyer based on or arising out of any defective or allegedly defective product or service warranty and/or third party liability claims (whether alleged in contract, tort, strict liability or otherwise), which exist at or as of the Closing Date or which arise after the Closing Date but which are based upon or arise from any act, transaction, circumstance, sale of goods or services, state of facts or other condition which occurred or existed on or before the Closing Date, including, without limitation, any products manufactured, assembled, sold or distributed by Seller or its predecessors in interest at any time;

 	(v) any and all loss, liability,
damage, cost or expense suffered or incurred by Buyer based on or arising from (A) the presence of any Hazardous Substance on or about any premises occupied by Seller or any hazardous discharge on or prior to the Closing Date, and/or any environmental complaint, and/or the failure to obtain any license or permit required in connection with any Hazardous Substance or hazardous discharge or the retention, disposal, treatment or use thereof, and/or arising out of any noncompliance with any environmental, health or safety law, ordinance, rule or regulation (each, an "Environmental Requirement"), in each case, based on or arising from any act, transaction, state of facts or other condition which occurred or existed on or before the Closing Date, whether or not then known, (B) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to any hazardous discharge, the presence, use, disposal or treatment of a Hazardous Substance, or noncompliance with any Environmental Requirement, on or prior to the Closing Date, and/or (C) any environmental complaint and/or any demand of any government agency or authority prior to, on or after the Closing Date which is based upon or in any way related to any hazardous discharge, the presence, use, disposal or treatment of a Hazardous Substance, and/or noncompliance with any Environmental Requirement on or prior to the Closing Date, and including, without limitation and in each such case under this clause (v), the reasonable costs and expenses of all remedial action and clean-up, attorney and consultant fees, investigation, sampling and laboratory fees, court costs and litigation expense and costs arising out of emergency or temporary assistance or action undertaken by or as required by any duly authorized regulatory body in connection with any of the foregoing;

  	(vi) any and all taxes, including,
without limitation, income, franchise, property, sales, use, added value, employees' income withholding and social security taxes, and all assessments or governmental charges imposed by the United States or by any foreign country or by any state, municipality, subdivision or instrumentality of the United States or of any foreign country, or by any other taxing authority, which are due or payable by Seller in connection with or arising out of the operation of Seller's business on or prior to the Closing Date of this transaction and all interest and penalties thereon;

 	(vii) any and all loss, liability,
damage, cost or expense suffered or incurred by Buyer by reason of any claims of or entitlements to severance pay, termination pay and/or other benefits arising or accruing or claimed to arise or accrue with respect to any employee of Seller, whether by reason of or in connection with any of the transactions contemplated by this Agreement or otherwise to the extent based on any employment of such employee by Seller; and

  	(viii) any and all actions, suits,
proceedings, claims, demands, assessments, judgments, costs and expenses, including, without limitation, reasonable attorneys' fees, incident to any of the foregoing or reasonably incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing any of the obligations under this Section 9.1(b).

9.2  Survival and Other Matters.  Each
representation, warranty, indemnity, covenant and agreement of each of the parties hereto shall survive the Closing; provided, however, that no party shall be entitled to assert claims against the other for misrepresentations or breach of warranty under or pursuant to this Agreement unless the party asserting such claim shall notify the other in writing of such claim within four (4) years after the Closing Date; provided, further, that the foregoing limitation on the survival of representations and warranties shall not apply to any of the representations and warranties in Sections 5.2, 5.7(a), 5.13 and 5.16 hereof.

9.3 Offsets. Without limiting its other rights and remedies, Buyer shall have the right to set off the amount of any claims reasonably asserted by Buyer in good faith that it is entitled to a deduction or setoff in respect of any obligation under Section 9.1(b) or otherwise under this Agreement against any instrument or agreement executed and delivered by Buyer in accordance with or as contemplated by this Agreement, including, without limitation, the Buyout Payments, in each case at the option of Buyer, in such order as Buyer shall determine. No such setoff shall constitute a default under this Agreement or otherwise, it being agreed that Buyer shall have a period of ten (10) days after the final and binding resolution of all such good faith claims and/or disputes relating to such non-payment to pay the amounts determined as a result of such resolution to be due and payable. If it shall be determined that Buyer improperly (despite Buyer's good faith belief that such setoff was proper) withheld any payment under this Section, such amount shall bear interest at the rate of ten percent (10%) per annum from the date such amount was due. The remedies provided for in this Agreement are not exclusive and shall be in addition to any other remedies that Buyer may have at law, in equity or otherwise.

ARTICLE 10

MISCELLANEOUS

10.1  Specific Performance.  Seller agrees that the
Purchased Assets are unique property that cannot be readily obtained on the open market and that Buyer will be irreparably injured if this Agreement is not specifically enforced. Therefore, Buyer shall have the right specifically to enforce the performance of Seller under this Agreement without the necessity of posting any bond or other security, and Seller hereby waives the defense in any such suit that Buyer has an adequate remedy at law and agree not to interpose any opposition, legal or otherwise, as to the propriety of specific performance as a remedy. The remedy of specifically enforcing any or all of the provisions of this Agreement in accordance with this Section 10.1 shall not be exclusive of any other rights which Buyer may have to terminate this Agreement, or of any other rights or remedies which Buyer may otherwise have under this Agreement or otherwise, all of which rights and remedies shall be cumulative.

10.2 Binding Agreement; Assignment. All the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective heirs, legal representatives, successors and assigns. This Agreement and all rights of Buyer shall be assignable to one or more subsidiaries or affiliates of Buyer on giving of prior written notice to Seller. Such assignment shall not relieve Buyer of its obligations hereunder.

 10.3 No Public Announcement. No party hereto shall, without the prior written approval of all of the other parties, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that Buyer or Seller shall be so obligated by law or the rules of any stock exchange, in which case such party shall so advise the other party and Buyer and Seller shall use their reasonable best efforts to cause a mutually agreeable release or announcement to be issued; provided that the foregoing shall not preclude communications or disclosures necessary to implement the provisions of this Agreement or to comply with accounting and SEC disclosure or reporting obligations.

10.4  Law To Govern.  This Agreement shall be
construed and enforced in accordance with the internal laws of the State of New York, without regard to principles of conflict of laws.

10.5 Notices. All notices shall be in writing and shall be deemed to have been duly given to a party hereto if delivered personally, then on the date of such delivery, or on the fifth day after being deposited in the mail if mailed via registered or certified mail, return receipt requested, postage prepaid, or on the next business day after being sent by recognized national overnight courier services, in each case, to such party, at the following respective addresses:

if to Seller, to:

 Kapelus & Cipriano, Inc.
550 Mamaroneck Avenue
Harrison
NY 10528


with a copy to:

Karen M Riggio
20 Sherwood Road
Stamford
CT 06905


if to Buyer, to:

New Paradigm Acquisition I CO., Inc.
630 Third Avenue
New York, New York  10017
Attention:  President

with a copy to:

Curto Barton & Alesi, P.C.
One Huntington Quadrangle
Suite One North Five
Melville NY 11747
Attn.: Joseph P. Glynn, Esq.

or to such other address as any such party may designate in writing in accordance with this Section 10.5.

10.6 Fees and Expenses. Except as expressly set forth in this Agreement, each of the parties shall pay its own fees and expenses with respect to the transactions contemplated hereby.

10.7 Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto in respect of the subject matter hereof and may not be modified, amended or terminated except by a written agreement specifically referring to this Agreement signed by all of the parties hereto. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

10.8 Waivers. The failure by any party to this Agreement to comply with any of its obligations hereunder may be waived by any Seller in the case of a default by Buyer and by Buyer in case of a default by Seller. No waiver shall be effective unless in writing and signed by the party granting such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

10.9  No Third-Party Beneficiaries.  Nothing
herein, express or implied, is intended or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the parties hereto, any rights, remedies or other benefits under or by reason of this Agreement or any documents executed in connection with this Agreement.

10.10  Counterparts.  This Agreement may be
executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement.

10.11  Headings.  The Section and paragraph
headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said Sections and paragraphs.

		IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


					NEW PARADIGM SOFTWARE CORP.





	By:________________________
					NEW PARADIGM ACQUISITION I CO., INC.




	By:________________________


						KAPELUS & CIPRIANO, Inc.




	By:________________________

						MILTON KAPELUS




	_____________________________

						ROCCO CIPRIANO






	___________________________

EXHIBIT 1.1
FORM OF BILL OF SALE

		THIS BILL OF SALE ("Bill of Sale"), dated MARCH 31, 1998, is entered into by and between NEW PARADIGM ACQUISITION
I CO., Inc., a Delaware corporation (the "Buyer"), and
Kapelus & Cipriano, Inc., a New York sub-chapter S corporation ("Seller") pursuant to the terms of the Agreement of Purchase and Sale of Assets dated March 31, 1998 (the
"Agreement"), by and among Buyer and Seller.

Capitalized terms used herein shall have the same meanings and definitions as set forth in the Agreement, unless otherwise specifically defined in this Bill of Sale.

		KNOW ALL MEN BY THESE PRESENTS, that pursuant to the terms and conditions of the Agreement and for the consideration set forth therein, the receipt and sufficiency of which are hereby acknowledged, Seller hereby grants, conveys, assigns, transfers and delivers to Buyer all of Seller's right, title, interest and benefit, of whatever kind and nature, in and to the Purchased Assets and excepting only those assets listed on Schedule A hereto (the "Excluded Assets"), free and clear of any liens, charges and encumbrances of any nature whatsoever except as otherwise provided in Schedule B hereto.

		TO HAVE AND TO HOLD the same unto Buyer, its successors and assigns forever.

		All of the terms and provisions of this Bill of Sale will be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

		Seller hereby constitutes and appoints Buyer, and its successors and assigns, the true and lawful attorney or attorneys of Seller, with full power of substitution, in the name of Buyer or in the name of Seller, by and on behalf of and for the sole benefit of Buyer, its successors and assigns, to demand and receive from time to time any and all of the Purchased Assets, and from time to time to institute and prosecute, in the name of Seller or otherwise, any and all proceedings at law, in equity or otherwise, which Buyer or its successors or assigns, may deem necessary or desirable in order to receive, collect, assert or enforce any claim, right or title of any kind in or to the Purchased Assets hereby transferred, assigned and conveyed to Buyer and to defend and compromise any and all actions, suits or proceedings in respect thereof and to do all such acts and things and execute any instruments in relation thereto as Buyer or its successors or assigns shall deem advisable.
Without limitation of the foregoing, Seller hereby authorize any officer of Buyer to endorse or assign any instrument, contract or chattel paper relating to the Purchased Assets. Seller agrees that the foregoing appointment made and the powers hereby granted are coupled with an interest and shall be irrevocable.

		Notwithstanding the foregoing, no provision of this Bill of Sale shall in any way modify, replace, amend, change, rescind, waive or in any way affect the express provisions
(including the warranties, covenants, agreements, conditions, representations or any of the obligations and indemnifications, and the limitations related thereto) set forth in the Agreement, this Bill of Sale being intended solely to effect the transfer of property sold and purchased pursuant to the Agreement in accordance with the Agreement.

		IN WITNESS WHEREOF, each of the parties hereto has executed this Bill of Sale on the date first above written.


NEW PARADIGM ACQUISITION I CO.
INC.



By:/s/Mark Blundell_________________
   Name: Mark Blundell
   Title: President


KAPELUS & CIPRIANO, INC.



By:/s/ Milton Kapelus_______________
   Name:  Milton Kapelus
   Title: President

Schedule A

[Schedule 1.1 of Agreement]



Schedule B

[Schedules 1.5 and 3.2 of Agreement]

Schedule 1.1.

[Equipment]
Attached list of computer equipment not subject to specific
financing
Attached list of furniture not subject to financing
Honda Accord 1987
Security Deposit with Landlord in an amount of approximately
$17,000
Bank Balance with Bank of New York, Mamaroneck in an amouont not less than $65,000

Schedule 1.1(a)

[trademarks, names designs, logos etc.]
SKC Advertising
SKC
SK&C logo

Schedule 1.1 (b)

[copyrights, copyright applications]
All copyright in all work undertaken by Seller in any capacity not owned by clients
All copyright in any current "work in progress"

Schedule 1.1 (c)

Attached lists of all clients, prospects, contacts, contractors, suppliers etc.

Schedule 1.1 (e)

[contracts etc.]

All client contracts -Pace Honda, BMW dated 4/7/97
	Peter Deilmann EropAmerica Cruises dated 4/10/96
	Kemwell Holiday Autos dated 11/7/97 and 3/23/97
	Carlton Hotel
All ongoing supplier contracts - none
All contracts with freelancers and other third parties - none
Lease

Schedule 1.1 (l)

The full balance in the Seller's account with Bank of New
York in an amount of not less than Sixty Five Thousand
Dollars ($65,000).

Schedule 1.2

[Excluded Assets - any assets of or used by Seller not being transferred]
Furniture subject to lease agreement -indicated with the word
"lease" on the attached list
Computer equipment subject to attached financing agreement and set out therein

Schedule 1.3

[Liens]
Bank of New York Lien -
Apple Computer Lien -
Furniture lease -


Schedule 1.5


Attached list of media accounts payabl

EXHIBIT 2.1

	THE BUYOUT AGREEMENT


		In consideration of each of the Principals surrendering any rights he may have under the Shareholder
Agreement and terminating the same simultaneously herewith, and subject to and upon the terms and conditions of this Agreement, Buyer shall pay to each of the Principals (i) 3
Shares of Series E Preferred Stock to be issued within 60 days of the date hereof and being substantially in the form set out in Appendix A hereto; and (ii) buyout payments
("Buyout Payments"), determined and payable as follows:

  1.  Calculation of the Buyout Payments.  (a)  The
Buyout Payments shall be equal to sixteen point six six seven percent (16.667%) of "Net Revenue" of Buyer commencing on the Closing Date and ending on the third anniversary of the Closing Date, less one sixth of the "Net Liabilities". For purposes hereof, "Net Revenue" shall be equal to the amount of cash received and retained by Buyer from the sale of advertising and related services less the sum of (i) the costs of the provision of such services payable to any third party not in the employ of Buyer, except as otherwise agreed in writing between the parties, (ii) any introductory or finder's fee or similar fee or charge payable in respect of the acquisition of such sale, (iii) any applicable credits, discounts and rebates, including, but not limited to, quantity, dealer, distributor and promotional credits, discounts, adjustments and rebates, and (iv) taxes (such as sales, use or similar taxes) paid or payable by Buyer in connection with such sale. If Buyer refunds or issues a credit memo on a customer's price due to customer dissatisfaction or other valid reason, this negative price shall result in a reduction in Net Revenue and therefore a reduction of the Buyout Payment due to Principals. For purposes hereof, "Net Liabilities" shall be equal to all liabilities which are assumed by Buyer under the Agreement, less the total of (a) the book value of assets acquired under this Agreement; and (b) the value of any receivables acquired under the Agreement not received in cash prior to March 31, 1999.

				(b) In the event that either of the
Principals introduces to Buyer or NPSC or any subsidiary thereof any other advertising agency or related business which is acquired by such affiliated company within three (3) years of the date hereof, then two and one half percent
(2.5%) of the Net Revenue of the acquired entity will be considered as Net Revenue of the Buyer for the purpose of the calculation of the amounts payable hereunder.

				(c) In the event that either (i) New
Paradigm Software Corp. ("NPSC") makes an acquisition where the acquired company has a client competitive with a client of Seller, and the Principals notify NPSC of this in writing prior to such acquisition, and Buyer loses the account specified in such notice solely by reason of this competitive client, or (ii) NPSC transfers any existing client of Seller to another subsidiary, then the calculations of Buyer's Net
Revenue for the purposes of the Buyout Payments hereunder shall be made as if that client had continued to generate Net
Revenue at the same rate as in the 6 months preceding such loss or transfer.

 2. Payment of the Buyout Payments. The Buyout payments shall be paid to each Principal on an annual basis, prior to the filing of the form 10-KSB of NPSC as required by the Securities and Exchange Commission for the fiscal years ending March 31, 1999, 2000, 2001 (each such payment being referred to herein as a "Buyout Payment"). Such payment shall consist of 8.334% of the Net Revenue of Buyer less one sixth of the Net Liabilities to be paid in cash and 8.333% of the Net Revenue of Buyer to be paid in shares of the Common Stock of NPSC, valued at the average of the closing mid-point between the bid and offer for the stock on the twenty business days prior to March 31 of the relevant year. Such Common Stock shall be issued as a result of conversion of one share of Series E Preferred Stock.

 		 3.  Offset Right.  The provisions of this Buyout
Agreement are subject to the provisions of Section 9.3 of the Agreement.

		4. Event of Default by Buyer. It shall be an Event of Default by Buyer under this Buyout Agreement if:

				(a) Buyer fails to meet any material term
of the Employment Contracts on the due date and such payment is not made by Guarantor (as defined in the Employment
Agreements) within 10 days of receipt of written notice from the Principal;

				(b) NPSC fails to issue Stock
Certificates for any stock payments due to be made by Buyer within 30 days of the due date;

				(c)  If Buyer or NPSC shall file or
consent by answer or otherwise to the entry of an order for relief or approving a petition for relief or arrangement or any other petition in bankruptcy, or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or shall make an assignment for the benefit of its creditors, or shall consent to the appointment of a receiver, trustee or other officer with similar powers of itself or of any substantial part of its property, or shall be adjudicated bankrupt or insolvent, or shall take action for the purpose of any of the foregoing; or if a court or governemntal authority of competent jurisdiction shall enter an order appointing a custodian, receiver, trustee or other officer with similar powers with respect to NPSC or Buyer or any substantial part of its property, or constituting an order for relief or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding up or liquidation of Buyer or NPSC, provided that any such order or petition is not dismissed within 60 days.

If an Event of Default by Buyer shall occur and be continuing 30 days after the giving of written notice by Principals and Seller specifying the nature of the default, then Seller shall be entitled to acquire 100% of the shares of Buyer for an aggregate price of One Dollar ($1.00) and Principals shall be entitled to terminate the Employment Contracts and the restrictive covenants attached thereto without penalty. In such event NPSC shall transfer ownership of all the shares of Buyer which are issued and outstanding to Principals within 10 days of the expiration of the 30 days notice of default. NPSC hereby agrees that it will not sell, pledge or otherwise encumber such shares in Buyer prior to the making of the last payment due under this Buyout Agreement.

		5. Event of Default by Principals. It shall be an Event of Default by Principals under this Buyout Agreement if:

				(a) Any representation, warranty or
convenant given in the Agreement shall be false in any material respect; or

				(b)  Any information provided in any
Schedule to the Agreement shall be false in any material respect


If an Event of Default by Principals shall occur and be continuing after the giving of written notice by Buyer specifying the nature of the default, then no further payments either in cash or in shares of Common Stock will be payable under this Buyout Agreement

		6. Bankruptcy of a Principal. In the event that either of the Principals shall file or consent by answer or otherwise to the entry of an order for relief or approving a petition for relief or arrangement or any other petition in bankruptcy, or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or shall make an assignment for the benefit of his creditors, or shall consent to the appointment of a receiver, trustee or other officer with similar powers of himself or of any substantial part of his property, or shall be adjudicated bankrupt or insolvent, or shall take action for the purpose of any of the foregoing; or if a court or governmental authority of competent jurisdiction shall enter an order appointing a custodian, receiver, trustee or other officer with similar powers with respect to either Principal or any substantial part of his property, or constituting an order for relief or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, , provided that any such order or petition is not dismissed within 60 days; then no further payments either in cash or in shares of Common Stock will be payable to that Principal, but the rights of the remaining Principal will be unaffected.




         NEW PARADIGM SOFTWARE CORP.





        BY:/s/ Mark Blundell_____________

        NEW PARADIGM ACQUISITION I CO., INC


        By:/s/ Mark Blundell_______


        KAPELUS & CIPRIANO, INC.



        By:_/s/ Milton Kapelus_____






        _/s/ Milton Kapelus________________
        MILTON KAPELUS





        _/s/ Rocco Cipriano________________
        ROCCO CIPRIANO

Appendix A

FORM OF SERIES E PREFERRED SHARES

Schedule 2.2

Fixed Assets: to be recorder at Book Value
Goodwill: to be recordewr for the balance of the Purchase
Price

 Exhibit 3.1 (a)(i)

EMPLOYMENT AGREEMENT

     AGREEMENT made this 31st day of March 1998 by and between NEW PARADIGM ACQUISITION I CO., INC., a Delaware Corporation, having its principal place of business located at 630 Third Avenue, New York, NY 10017 (hereinafter referred to as "COMPANY"), NEW PARADIGM SOFTWARE CORP., a New York Corporation having its principal place of business located at 630 Third Avenue, New York, NY 10017 (hereinafter referred to as "GUARANTOR") and MILTON KAPELUS residing at 1864 Palmer Avenue, Larchmont, New York, 10538 (hereinafter referred to as "EXECUTIVE").

WITNESSETH

     WHEREAS, the COMPANY is engaged in the provision of advertising services and related businesses, and intends to make acquisitions;

    WHEREAS, the GUARANTOR is a public reporting company which owns 100% of the share capital of COMPANY;

     WHEREAS, the EXECUTIVE is to be appointed President and a Director of the COMPANY;

     WHEREAS, in the opinion of the Board of Directors of COMPANY, the success of the business operations of COMPANY is contingent upon the performance of the EXECUTIVE and the continued employment of the EXECUTIVE;

     NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS
AND CONDITIONS HEREAFTER SET FORTH, THE PARTIES AGREE AS
FOLLOWS:

     1. The COMPANY does hereby employ, engage and hire the EXECUTIVE as President of the COMPANY for a period of three
(3) years from the date hereof ("Employment Period").

     2. The EXECUTIVE agrees that he will at all times faithfully, industriously and to the best of his ability, experience and talent, perform all of the duties that may be required of and from him pursuant to the expressed and implicit terms hereof. EXECUTIVE agrees that he will work full time for COMPANY and devote all of his working time and effort to COMPANY.

    3. (a) The COMPANY shall pay the EXECUTIVE a minimum base salary of Seventy Five Thousand Dollars ($75,000) per year
("Minimum Base Salary") in equal semi-monthly installments.

     (b) Additionally, EXECUTIVE shall be further entitled to an expense allowance of Six Hundred and Sixty Six and 67/100 Dollars ($666.67) per month. EXECUTIVE further understands and recognizes that he will be responsible for tax on this amount unless he keeps and maintains adequate records of expenses and allowances. It is expressly recognized that EXECUTIVE has need of a car for business travel in Westchester and other places. COMPANY agrees to reimburse 90% of the costs of auto expenses, including lease payments on a car approved in advance in writing by COMPANY; (the remaining ten percent (10%) of all such auto expenses being a good faith estimate of the proportion of personal usage of the car).

     (c) COMPANY further agrees to contribute up to a maximum of $750 per year toward the cost of a term life insurance policy on the life of EXECUTIVE, the beneficiary of which is to be named by EXECUTIVE. It is expressly understood that EXECUTIVE may elect to pay any difference between the premium and the $750 maximum, or to discontinue any such policy.

     4. The COMPANY shall not pay or reimburse EXECUTIVE for any travel and other business expenses incurred by EXECUTIVE in performing his obligations under this Employment Agreement with the following exceptions: (i) foreign travel previously authorized in writing by the President of GUARANTOR; (ii) expenses incurred on behalf of affiliates of COMPANY previously authorized in writing by President of GUARANTOR, and (iii) any other business expense previously authorized in writing by the President of GUARANTOR.

     5. In consideration of EXECUTIVE terminating simultaneously herewith a certain Shareholder Agreement dated
May 31,1995, GUARANTOR has granted EXECUTIVE options to purchase shares of the GUARANTOR's Common Stock at the dates and amounts as shown in Exhibit A.

     6. EXECUTIVE expressly agrees that he will not during the term hereof, be interested directly or indirectly in any form fashion or manner, as a partner, officer, director, stockholder, advisor or executive in any other business similar to the business of COMPANY other than affiliates of the COMPANY unless agreed to by COMPANY in writing. Nothing herein contained shall, however, limit the rights of the EXECUTIVE to own up to Five percent (5%) of the capital stock or other securities of any corporation whose stock or securities are publicly owned or regularly traded on a public exchange or in the over-the-counter market. This paragraph 6, is not intended to restrict EXECUTIVE from profits or revenues resulting from any publications, lectures, tours, or consulting which EXECUTIVE undertakes in his own time or with permission from the COMPANY, provided that such work does not conflict with the interests of the COMPANY.

     7. EXECUTIVE hereby agrees to be bound by the Confidentiality and Non-Compete Covenant, a copy of which is annexed hereto and made a part of hereof and marked Exhibit
"B".

    8 The payments provided for elsewhere in this Employment Agreement are in addition to any benefits to which EXECUTIVE may be, or may become entitled under any group hospitalization, health, dental care, or sick-leave plan, life or other insurance or death benefit plan, travel or accident insurance, auto allowance or auto lease plan, or executive contingent compensation plan, including, without limitation, capital accumulation and termination pay programs, restricted or stock purchase plan, stock option plan, retirement income or pension plan, or other present or future group executive benefit plan or program of the COMPANY for which key executives are or shall become eligible, and EXECUTIVE shall be eligible to receive during the period of his employment under this Employment Agreement, all benefits and emoluments for which key executives are eligible under every such plan or program to the extent permissible taking to account the relative position of the EXECUTIVE under the general terms and provisions of such plans or programs and in accordance with the provisions thereof.

     9. (a) If the EXECUTIVE's employment shall be terminated other than for Cause, then the provisions of Paragraph 9 (c) shall apply. Dismissal for Cause is limited to material, willful and intentional misconduct on the part of the EXECUTIVE, gross negligence in the carrying out of EXECUTIVE'S duties hereunder, or refusal of EXECUTIVE to follow reasonable directives from the COMPANY's board of Directors("Cause").

     (b) Upon the occurrence of any event described in clauses (i) - (iv) below, EXECUTIVE shall have the right to elect to terminate his employment under this Employment Agreement by resignation upon not less than ten (10) days prior written notice, given within a reasonable period of time not to exceed, except in the case of a continuing breach, ninety (90) days after the event giving rise to said right to elect. The events are as follows: (i) the COMPANY's failure to elect or re-elect or to appoint or re-appoint EXECUTIVE to the office of Director or President; or (ii) liquidation or dissolution of the COMPANY; or (iii) if the COMPANY requires EXECUTIVE to work at a facility more than 50 miles from Harrison, Westchester County, New York, except by mutual agreement; or (iv) other material breach of this Employment Agreement by the COMPANY.

     (c) In the event of the termination of EXECUTIVE's employment, except for Cause as set out in paragraph 9 (a), or upon the occurrence of any event of resignation as in 9(b), the COMPANY shall pay the EXECUTIVE immediately in a lump sum, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate as the case may be, as severance pay or liquidated damages, or both, for the remaining period of this contract a sum equal to the base salary and a good faith estimate by COMPANY's board of Directors as to any bonuses payable under Paragraph 10 hereof; and (ii) the restrictive covenants attached hereto shall terminate as of the date of such termination or resignation.

     10. (a) Within thirty (30) days of September 30 for each of the three years of this contract EXECUTIVE shall be paid a bonus consisting of the sum of (a) Seven Thousand Five Hundred Dollars ($7,500) for each such period, provided that the Net Revenues of COMPANY for the six months ending on the relevant September 30 shall exceed Two Hundred and Fifty Thousand Dollars ($250,000). and (b) ten percent (10%) of the amount by which Net Revenues for such period exceeds Two Hundred and Fifty Thousand Dollars ($250,000), less any advance received by EXECUTIVE pursuant to paragraph 11 below and not already deducted from a bonus payment. In the event Net Revenues for the period are below Two Hundred and Fifty Thousand Dollars ($250,000), no bonus will be payable.

(b) Within thirty (30) days of March 31 for each of the three years of this contract, EXECUTIVE shall be paid a bonus consisting of the sum of (a) Fifteen Thousand Dollars ($15,000) for each such year ended March 31, provided that the Net Revenues of COMPANY for the year ending on the relevant March 31 shall exceed Five Hundred Thousand Dollars ($500,000) and (b) ten percent (10%) of the amount by which Net Revenues for such year exceeds Five Hundred Thousand Dollars ($500,000), less any and all amounts received by EXECUTIVE pursuant to paragrapoh 10 (a) above for the immediately preceding September 30 or pursuant to paragraph 11 below and not already deducted from a bonus payment. In the event Net Revenues for the year are below Five Hundred Thousand Dollars ($500,000), no bonus will be payable

(c) For purposesof this paragraph 10, "Net Revenue" shall be equal to the amount of cash received and retained by COMPANY from the sale of advertising and related services less the sum of (i) the costs of the provision of such services payable to any third party not in the employ of COMPANY, except as otherwise agreed in writing between the parties,
(ii) any introductory or finder's fee or similar fee or charge payable in respect of the acquisition of such sale,
(iii) any applicable credits, discounts and rebates, including, but not limited to, quantity, dealer, distributor and promotional credits, discounts, adjustments and rebates, and (iv) taxes (such as sales, use or similar taxes) paid or payable by COMPANY in connection with such sale. If COMPANY refunds or issues a credit memo on a customer's price due to customer dissatisfaction or other valid reason, this negative price shall result in a reduction in Net Revenue and therefore a reduction of the Bonus due to EXECUTIVE.

     11. EXECUTIVE shall be paid an advance against the bonus set out in Paragraph 10. above within 30 days of June 30 and December 31 in each year. Such advance shall be thirty seven and one half percent (37.5%) of the amount which COMPANY determines in good faith would be payable on the next bonus payment date if Net revenues continued at their present rate. COMPANY's determination in this matter shall be final. This advance will be deducted from the next bonus payment(s) made by COMPANY to EXECUTIVE until the amount has been recovered. Tax and other withholdings will be deducted from this prepayment.

     12. As an incentive for EXECUTIVE to assist with acquisitions by COMPANY or GUARANTOR, EXECUTIVE will receive a fee of Two and one half percent (2.5%) of the consideration paid by GUARANTOR or any subsidiary, including COMPANY in the event that it acquires either Chaffee, Craig, Michos & Rocco of Kingston, NY or DNA Design of New York, NY. The fee will be paid in the same manner and in proportion to cash, stock, or other securities, and in the same time period as the purchase price is paid. In the event that EXECUTIVE or Rocco Cipriano introduces to GUARANTOR any other advertising agency or related business which is acquired by GUARANTOR or any subsidiary, including COMPANY, then Two and one half percent (2.5%) of the Net Revenues of the acquired agency will be considered as gross income of COMPANY for the purpose of the calculation of the Bonus set out in Paragraph 10.

     13. GUARANTOR hereby guarantees the payment of all sums due to EXECUTIVE from COMPANY hereunder. In the event that any such payment is overdue, EXECUTIVE shall give written notice to GUARANTOR within ten (10) days of the due date. Failure by GUARANTOR to make payment of such guaranteed sum within five (5) business days of receipt of such notice shall constitute a material breach of this Employment Agreement.

     14. This Employment Agreement contains the total and entire agreement between the parties and shall as of the effective date hereof, supersede any and all other agreements between the parties. All prior understandings and/or agreements between the parties are hereby deemed superseded and incorporated into the provisions of this Employment Agreement. The parties acknowledge and agree that neither of them has made any representations that are not specifically set forth therein and each of the parties hereto acknowledge that he or it has relied upon his or its own judgment in entering the same.

     15. The parties hereto do further agree that no waiver or modification of this Employment Agreement or of any covenant, condition or limitation herein contained, shall be valid, unless in writing and duly executed by the party to be charged therewith and that no evidence of any proceedings or litigation between either or the parties arising out of or affecting this agreement or the rights or obligations of any party hereunder shall be valid and binding unless such waiver or modification is in writing, duly executed, and the parties further agree that the provisions of this paragraph may not be waived except as herein set forth.

     16. The parties hereto agree that it is their intention and covenant that this Employment Agreement and the performance hereunder shall be construed in accordance with and under the laws of the State of New York and that the terms hereof may be enforced in any court of competent jurisdiction in any action for specific performance which may be instituted under this Employment Agreement.

     17. The parties agree that in the event of any dispute arising out of this Employment Agreement, they will submit to the jurisdiction of the New York Supreme Court, New York
County.

     18. All notices required or permitted to be given by either party hereunder shall be in writing and sent by facsimile or mailed by registered mail, return receipt requested or equivalent to the other party addressed as follows:

     If to COMPANY:
The President
New Paradigm Software Corp.
630 Third Avenue
New York, NY 10017

or as amended by COMPANY in written notice to EXECUTIVE.

     If to EXECUTIVE:
Milton Kapelus
1864 Palmer Avenue, Larchmont, New York, 10538

or as amended by EXECUTIVE in written notice to COMPANY.

     Any notice mailed as provided above shall be deemed completed on the date of receipt. Any Capitalized terms used herein shall have the same meanings and definitions as set forth in the Agreement of Purchase and Sale of the same date unless specifically stated herein.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day, month and year first above written.



NEW PARADIGM ACQUISITION I CO., INC.



_/s/ Mark Blundell________________
BY: Mark Blundell



_/s/ Milton Kapelus_______________
MILTON KAPELUS


GUARANTOR:  NEW PARADIGM SOFTWARE CORP.




_/s/ Mark Blundell_____________
BY: Mark Blundell


Exhibit A

Options in GUARANTOR

Date of
Grant                  Amount   Exercise Price          Plan
3/31/98               100,000    [10% OVER MARKET
                                 3/31/98]           ACQUISITION

Note the options granted in respect of an acquisition are subject to the terms and conditions of the Executive Stock
Option Plan as if they were granted under such plan.

EXHIBIT B

CONFIDENTIALITY AND NON-COMPETE COVENANT

     The Undersigned, MILTON KAPELUS ("EXECUTIVE"), hereby covenants, warrants and agrees that in consideration of NEW PARADIGM ACQUISITION I CO., INC. ("COMPANY") entering into a contract of employment by and between the undersigned and COMPANY that all information, processes, plans, customer lists, methods of operation and other related information, which information is material to the business of the COMPANY and any of its affiliates, will be held strictly confidential and only utilized during the course of employment at the COMPANY. The undersigned further is aware that the COMPANY is relying on the within representation in permitting and allowing the undersigning access to information and that said information is considered proprietary and the property of the COMPANY with the further understanding and agreement that in no event will said proprietary information be utilized except with the express written consent of the COMPANY.

     During the course of EXECUTIVE's employment except in furtherance of his duties under the terms and conditions of this contract, the EXECUTIVE further specifically agrees he will not at any time, in any fashion, form or manner, either directly or indirectly, divulge, disclose or communicate to any person, firm, or corporation, in any matter, whatsoever, any information of any kind, nature or description concerning any material matters affecting or relating to the business of the COMPANY, including without limiting the generality of the foregoing, any of its clients, its manner of operations, its plans, processes, programs, or other data of any kind, nature or description without regard to whether any or all of the foregoing matter shall be deemed confidential, material or important, that the parties hereto stipulating that as between them the same are important, material, confidential and gravely affect the effective and successful conduct of the business of the COMPANY and its good will and that any breach of the terms of this paragraph is a material breach thereof, except where the EXECUTIVE shall be acting on behalf of the COMPANY.

     EXECUTIVE specifically understands and agrees that the knowledge of client activities, information and related matters concerning COMPANY and its clients are proprietary and are deemed the property of COMPANY and that prior to the expiration or termination of the within agreement and for a period of two (2) years thereafter, EXECUTIVE understands and agrees that said proprietary information shall not be utilized by EXECUTIVE without COMPANY's express written consent. EXECUTIVE further agrees not to compete with COMPANY by entering into any competing or related business activity situated or active within Fifty 50 miles of COMPANY's offices for a period of one (1) years. EXECUTIVE further agrees that for a period of two (2) years following the termination of the within agreement he will not solicit any past or present clients of COMPANY or any of its affiliates. In addition thereto, EXECUTIVE recognizes and agrees that should there be any violation of the within covenant that EXECUTIVE consents to the jurisdiction of the New York State Supreme Court, New York County, for any action requesting injunctive relief and damages insofar as COMPANY is concerned should EXECUTIVE violate any part of the within covenant.

     Should any of the obligations hereunder be found to be illegal or unenforceable, as being too broad with respect to the duration, scope or subject matter thereof, such obligations shall be deemed and construed to be reduced to the maximum duration or scope allowed by law.

     EXECUTIVE further understands and agrees that COMPANY in entering into the within agreement is relying upon EXECUTIVE's representation and warranty that all trade secret and other proprietary information of COMPANY will be kept strictly confidential by EXECUTIVE and not utilized by EXECUTIVE in any manner whatsoever other than on COMPANY's behalf and during the course of EXECUTIVE's employment with COMPANY.




_/s/ Milton Kapelus_
Milton Kapelus


Exhibit 3.1 (a) (ii)



EMPLOYMENT AGREEMENT

     AGREEMENT made this 31st day of March 1998 by and between NEW PARADIGM ACQUISITION I CO., INC., a Delaware Corporation, having its principal place of business located at 630 Third Avenue, New York, NY 10017 (hereinafter referred to as "COMPANY"), NEW PARADIGM SOFTWARE CORP., a New York Corporation having its principal place of business located at 630 Third Avenue, New York, NY 10017 (hereinafter referred to as "GUARANTOR") and ROCCO CIPRIANO residing at of 126 Highview Street, Mamaroneck, New York, 10543 (hereinafter referred to as "EXECUTIVE").

WITNESSETH

     WHEREAS, the COMPANY is engaged in the provision of advertising services and related businesses, and intends to make acquisitions;

    WHEREAS, the GUARANTOR is a public reporting company which owns 100% of the share capital of COMPANY;

     WHEREAS, the EXECUTIVE is to be appointed Executive Vice
President and a Director of the COMPANY;

     WHEREAS, in the opinion of the Board of Directors of COMPANY, the success of the business operations of COMPANY is contingent upon the performance of the EXECUTIVE and the continued employment of the EXECUTIVE;

     NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS
AND CONDITIONS HEREAFTER SET FORTH, THE PARTIES AGREE AS
FOLLOWS:

     1. The COMPANY does hereby employ, engage and hire the EXECUTIVE as Executive Vice President of the COMPANY for a period of three (3) years from the date hereof ("Employment
Period").

     2. The EXECUTIVE agrees that he will at all times faithfully, industriously and to the best of his ability, experience and talent, perform all of the duties that may be required of and from him pursuant to the expressed and implicit terms hereof. EXECUTIVE agrees that he will work full time for COMPANY and devote all of his working time and effort to COMPANY

    3. (a) The COMPANY shall pay the EXECUTIVE a minimum base salary of Seventy Five Thousand Dollars ($75,000) per year
("Minimum Base Salary") in equal semi-monthly installments.

     (b) Additionally, EXECUTIVE shall be further entitled to an expense allowance of Six Hundred and Sixty Six and 67/100 Dollars ($666.67) per month. EXECUTIVE further understands and recognizes that he will be responsible for tax on this amount unless he keeps and maintains adequate records of expenses and allowances. It is expressly recognized that EXECUTIVE has need of a car for business travel in Westchester and other places. COMPANY agrees to reimburse 90% of the costs of auto expenses, including lease payments on a car approved in advance in writing by COMPANY; (the remaining ten percent (10%) of all such auto expenses being a good faith estimate of the proportion of personal usage of the car).

     (c) COMPANY further agrees to contribute up to a maximum of $750 per year toward the cost of a term life insurance policy on the life of EXECUTIVE, the beneficiary of which is to be named by EXECUTIVE. It is expressly understood that EXECUTIVE may elect to pay any difference between the premium and the $750 maximum, or to discontinue any such policy.

     4. The COMPANY shall not pay or reimburse EXECUTIVE for any travel and other business expenses incurred by EXECUTIVE in performing his obligations under this Employment Agreement with the following exceptions: (i) foreign travel previously authorized in writing by the President of GUARANTOR; (ii) expenses incurred on behalf of affiliates of COMPANY previously authorized in writing by President of GUARANTOR, and (iii) any other business expense previously authorized in writing by the President of GUARANTOR.

     5. In consideration of EXECUTIVE terminating simultaneously herewith a certain Shareholder Agreement dated
May 31, 1996, GUARANTOR has granted EXECUTIVE options to purchase shares of the GUARANTOR's Common Stock at the dates and amounts as shown in Exhibit A.

     6. EXECUTIVE expressly agrees that he will not during the term hereof, be interested directly or indirectly in any form fashion or manner, as a partner, officer, director, stockholder, advisor or executive in any other business similar to the business of COMPANY other than affiliates of the COMPANY unless agreed to by COMPANY in writing. Nothing herein contained shall, however, limit the rights of the EXECUTIVE to own up to Five percent (5%) of the capital stock or other securities of any corporation whose stock or securities are publicly owned or regularly traded on a public exchange or in the over-the-counter market. This paragraph 6, is not intended to restrict EXECUTIVE from profits or revenues resulting from any publications, lectures, tours, or consulting which EXECUTIVE undertakes in his own time or with permission from the COMPANY, provided that such work does not conflict with the interests of the COMPANY.

     7. EXECUTIVE hereby agrees to be bound by the Confidentiality and Non-Compete Covenant, a copy of which is annexed hereto and made a part of hereof and marked Exhibit
"B".

    8 The payments provided for elsewhere in this Employment Agreement are in addition to any benefits to which EXECUTIVE may be, or may become entitled under any group hospitalization, health, dental care, or sick-leave plan, life or other insurance or death benefit plan, travel or accident insurance, auto allowance or auto lease plan, or executive contingent compensation plan, including, without limitation, capital accumulation and termination pay programs, restricted or stock purchase plan, stock option plan, retirement income or pension plan, or other present or future group executive benefit plan or program of the COMPANY for which key executives are or shall become eligible, and EXECUTIVE shall be eligible to receive during the period of his employment under this Employment Agreement, all benefits and emoluments for which key executives are eligible under every such plan or program to the extent permissible taking to account the relative position of the EXECUTIVE under the general terms and provisions of such plans or programs and in accordance with the provisions thereof.

     9. (a) If the EXECUTIVE's employment shall be terminated other than for Cause, then the provisions of Paragraph 9 (c) shall apply. Dismissal for Cause is limited to material, willful and intentional misconduct on the part of the EXECUTIVE, gross negligence in the carrying out of EXECUTIVE'S duties hereunder, or refusal of EXECUTIVE to follow reasonable directives from the COMPANY's board of directors.("Cause").

     (b) Upon the occurrence of any event described in clauses (i) - (iv) below, EXECUTIVE shall have the right to elect to terminate his employment under this Employment Agreement by resignation upon not less than ten (10) days prior written notice, given within a reasonable period of time not to exceed, except in the case of a continuing breach, ninety (90) days after the event giving rise to said right to elect. The events are as follows: (i) the COMPANY's failure to elect or re-elect or to appoint or re-appoint EXECUTIVE to the office of Director or Executive Vice President; or (ii) liquidation or dissolution of the COMPANY; or (iii) if the COMPANY requires EXECUTIVE to work at a facility more than 50 miles from Harrison, Westchester County, New York, except by mutual agreement; or (iv) other material breach of this Employment Agreement by the COMPANY.

     (c) In the event of the termination of EXECUTIVE's employment, except for Cause as set out in paragraph 9 (a), or upon the occurrence of any event of resignation as in 9(b), the COMPANY shall pay the EXECUTIVE immediately in a lump sum, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate as the case may be, as severance pay or liquidated damages, or both, for the remaining period of this contract a sum equal to the base salary and a good faith estimate by COMPANY's board of Directors as to any bonuses payable under Paragraph 10 hereof; and (ii) the restrictive covenants attached hereto shall terminate as of the date of such termination or resignation.

10. (a) Within thirty (30) days of September 30 for each of the three years of this contract EXECUTIVE shall be paid a bonus consisting of the sum of (a) Seven Thousand Five Hundred Dollars ($7,500) for each such period, provided that the Net Revenues of COMPANY for the six months ending on the relevant September 30 shall exceed Two Hundred and Fifty Thousand Dollars ($250,000). and (b) ten percent (10%) of the amount by which Net Revenues for such period exceeds Two Hundred and Fifty Thousand Dollars ($250,000), less any advance received by EXECUTIVE pursuant to paragraph 11 below and not already deducted from a bonus payment. In the event Net Revenues for the period are below Two Hundred and Fifty Thousand Dollars ($250,000), no bonus will be payable.

(b) Within thirty (30) days of March 31 for each of the three years of this contract, EXECUTIVE shall be paid a bonus consisting of the sum of (a) Fifteen Thousand Dollars ($15,000) for each such year ended March 31, provided that the Net Revenues of COMPANY for the year ending on the relevant March 31 shall exceed Five Hundred Thousand Dollars ($500,000) and (b) ten percent (10%) of the amount by which Net Revenues for such year exceeds Five Hundred Thousand Dollars ($500,000), less any and all amounts received by EXECUTIVE pursuant to paragrapoh 10 (a) above for the immediately preceding September 30 or pursuant to paragraph 11 below and not already deducted from a bonus payment. In the event Net Revenues for the year are below Five Hundred Thousand Dollars ($500,000), no bonus will be payable

(c) For purposesof this paragraph 10, "Net Revenue" shall be equal to the amount of cash received and retained by COMPANY from the sale of advertising and related services less the sum of (i) the costs of the provision of such services payable to any third party not in the employ of COMPANY, except as otherwise agreed in writing between the parties,
(ii) any introductory or finder's fee or similar fee or charge payable in respect of the acquisition of such sale,
(iii) any applicable credits, discounts and rebates, including, but not limited to, quantity, dealer, distributor and promotional credits, discounts, adjustments and rebates, and (iv) taxes (such as sales, use or similar taxes) paid or payable by COMPANY in connection with such sale. If COMPANY refunds or issues a credit memo on a customer's price due to customer dissatisfaction or other valid reason, this negative price shall result in a reduction in Net Revenue and therefore a reduction of the Bonus due to EXECUTIVE.

     11. EXECUTIVE shall be paid an advance against the bonus set out in Paragraph 10. above within 30 days of June 30 and December 31 in each year. Such advance shall be thirty seven and one half percent (37.5%) of the amount which COMPANY determines in good faith would be payable on the next bonus payment date if Net revenues continued at their present rate. COMPANY's determination in this matter shall be final. This advance will be deducted from the next bonus payment(s) made by COMPANY to EXECUTIVE until the amount has been recovered. Tax and other withholdings will be deducted from this prepayment.

     12. As an incentive for EXECUTIVE to assist with acquisitions by COMPANY or GUARANTOR, EXECUTIVE will receive a fee of Two and one half percent (2.5%) of the consideration paid by GUARANTOR or any subsidiary, including COMPANY in the event that it acquires either Chaffee, Craig, Michos & Rocco of Kingston, NY or DNA Design of New York, NY. The fee will be paid in the same manner and in proportion to cash, stock, or other securities, and in the same time period as the purchase price is paid. In the event that EXECUTIVE or Milton Kapelus introduces to GUARANTOR any other advertising agency or related business which is acquired by GUARANTOR or any subsidiary, including COMPANY, then Two and one half percent (2.5%) of the Net Revenues of the acquired agency will be considered as gross income of COMPANY for the purpose of the calculation of the Bonus set out in Paragraph 10.

     13. GUARANTOR hereby guarantees the payment of all sums due to EXECUTIVE from COMPANY hereunder. In the event that any such payment is overdue, EXECUTIVE shall give written notice to GUARANTOR within ten (10) days of the due date. Failure by GUARANTOR to make payment of such guaranteed sum within five (5) business days of receipt of such notice shall constitute a material breach of this Employment Agreement.

     14. This Employment Agreement contains the total and entire agreement between the parties and shall as of the effective date hereof, supersede any and all other agreements between the parties. All prior understandings and/or agreements between the parties are hereby deemed superseded and incorporated into the provisions of this Employment Agreement. The parties acknowledge and agree that neither of them has made any representations that are not specifically set forth therein and each of the parties hereto acknowledge that he or it has relied upon his or its own judgment in entering the same.

     15. The parties hereto do further agree that no waiver or modification of this Employment Agreement or of any covenant, condition or limitation herein contained, shall be valid, unless in writing and duly executed by the party to be charged therewith and that no evidence of any proceedings or litigation between either or the parties arising out of or affecting this agreement or the rights or obligations of any party hereunder shall be valid and binding unless such waiver or modification is in writing, duly executed, and the parties further agree that the provisions of this paragraph may not be waived except as herein set forth.

     16. The parties hereto agree that it is their intention and covenant that this Employment Agreement and the performance hereunder shall be construed in accordance with and under the laws of the State of New York and that the terms hereof may be enforced in any court of competent jurisdiction in any action for specific performance which may be instituted under this Employment Agreement.

     17. The parties agree that in the event of any dispute arising out of this Employment Agreement, they will submit to the jurisdiction of the New York Supreme Court, New York
County.

     18. All notices required or permitted to be given by either party hereunder shall be in writing and sent by facsimile or mailed by registered mail, return receipt requested or equivalent to the other party addressed as follows:

     If to COMPANY:
The President
New Paradigm Software Corp.
630 Third Avenue
New York, NY 10017

or as amended by COMPANY in written notice to EXECUTIVE.

     If to EXECUTIVE:
Rocco Cipriano
of 126 Highview Street, Mamaroneck, New York, 10543

or as amended by EXECUTIVE in written notice to COMPANY.

     Any notice mailed as provided above shall be deemed completed on the date of receipt. Any Capitalized terms used herein shall have the same meanings and definitions as set forth in the Agreement of Purchase and Sale of the same date unless specifically stated herein.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day, month and year first above written.



NEW PARADIGM ACQUISITION I CO., INC.



_/s/ Mark Blundell______________
BY: Mark Blundell



__/s/Rocco Cipriano_____________
ROCCO CIPRIANO


GUARANTOR:  NEW PARADIGM SOFTWARE CORP.




_/s/ Mark Blundell___________
BY: Mark Blundell


Exhibit A

Options in GUARANTOR

Date of
Grant           Amount       Exercise Price     Plan
3/31/98        100,000      [10% OVER MARKET
                            OFFER ON 3/31/98]  ACQUISITION

Note the options granted in respect of an acquisition are subject to the terms and conditions of the Executive Stock
Option Plan as if they were granted under such plan.

EXHIBIT B

CONFIDENTIALITY AND NON-COMPETE COVENANT

     The Undersigned, ROCCO CIPRIANO ("EXECUTIVE"), hereby covenants, warrants and agrees that in consideration of NEW PARADIGM ACQUISITION I CO., INC. ("COMPANY") entering into a contract of employment by and between the undersigned and COMPANY that all information, processes, plans, customer lists, methods of operation and other related information, which information is material to the business of the COMPANY and any of its affiliates, will be held strictly confidential and only utilized during the course of employment at the COMPANY. The undersigned further is aware that the COMPANY is relying on the within representation in permitting and allowing the undersigning access to information and that said information is considered proprietary and the property of the COMPANY with the further understanding and agreement that in no event will said proprietary information be utilized except with the express written consent of the COMPANY.

     During the course of EXECUTIVE's employment except in furtherance of his duties under the terms and conditions of this contract, the EXECUTIVE further specifically agrees he will not at any time, in any fashion, form or manner, either directly or indirectly, divulge, disclose or communicate to any person, firm, or corporation, in any matter, whatsoever, any information of any kind, nature or description concerning any material matters affecting or relating to the business of the COMPANY, including without limiting the generality of the foregoing, any of its clients, its manner of operations, its plans, processes, programs, or other data of any kind, nature or description without regard to whether any or all of the foregoing matter shall be deemed confidential, material or important, that the parties hereto stipulating that as between them the same are important, material, confidential and gravely affect the effective and successful conduct of the business of the COMPANY and its good will and that any breach of the terms of this paragraph is a material breach thereof, except where the EXECUTIVE shall be acting on behalf of the COMPANY.

     EXECUTIVE specifically understands and agrees that the knowledge of client activities, information and related matters concerning COMPANY and its clients are proprietary and are deemed the property of COMPANY and that prior to the expiration or termination of the within agreement and for a period of two (2) years thereafter, EXECUTIVE understands and agrees that said proprietary information shall not be utilized by EXECUTIVE without COMPANY's express written consent. EXECUTIVE further agrees not to compete with COMPANY by entering into any competing or related business activity situated or active within Fifty 50 miles of COMPANY's offices for a period of one (1) years. EXECUTIVE further agrees that for a period of two (2) years following the termination of the within agreement he will not solicit any past or present clients of COMPANY or any of its affiliates. In addition thereto, EXECUTIVE recognizes and agrees that should there be any violation of the within covenant that EXECUTIVE consents to the jurisdiction of the New York State Supreme Court, New York County, for any action requesting injunctive relief and damages insofar as COMPANY is concerned should EXECUTIVE violate any part of the within covenant.

     Should any of the obligations hereunder be found to be illegal or unenforceable, as being to broad with respect to the duration, scope or subject matter thereof, such obligations shall be deemed and construed to be reduced to the maximum duration or scope allowed by law.

     EXECUTIVE further understands and agrees that COMPANY in entering into the within agreement is relying upon EXECUTIVE's representation and warranty that all trade secret and other proprietary information of COMPANY will be kept strictly confidential by EXECUTIVE and not utilized by EXECUTIVE in any manner whatsoever other than on COMPANY's behalf and during the course of EXECUTIVE's employment with COMPANY.




 _/s/ Rocco Cipriano_
Rocco Cipriano


Exhibit 4.2 (b) - 1

FORM OF ASSIGNMENT OF COPYRIGHTS

	WHEREAS KAPELUS & CIPRIANO, INC., a corporation having its principal office at 550 Mamaroneck Avenue, Harrison, New York ("SKC") has good right and title to all copyrights shown on Schedule A which is annexed hereto and made a part hereof ("Copyrights"); and

	WHEREAS NEW PARADIGM ACQUISITION I CO. INC., a Delaware corporation having its principal office at 630 Third Avenue, New York, New York ("NPAIC") has acquired said Copyrights pursuant to the terms and conditions of a certain Agreement of Purchase and Sale of Assets, dated the date hereof.

	NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:
	SKC does hereby assign to NPAIC all of its right title and interest in and to the aforementioned Copyrights, together with the goodwill of the business symbolized by same.
	SKC hereby reiterates and ratifies all representations and warranties which it has made with respect to such Copyrights as set forth in the aforesaid Agreement of Purchase and Sale of Assets as if such representations were set forth herein in their entirety.

        KAPELUS & CIPRIANO, INC.


        By:__/s/ Milton Kapelus____________

[Notary ]

Exhibit 4.2 (b) - 2


FORM OF ASSIGNMENT OF TRADEMARKS

	WHEREAS KAPELUS & CIPRIANO, INC., a corporation having its principal office at 550 Mamaroneck Avenue, Harrison, New
York ("SKC") has adopted the trademarks shown on Schedule A which is annexed hereto and made a part hereof
("Trademarks"); and

	WHEREAS NEW PARADIGM ACQUISITION I CO. INC., a Delaware corporation having its principal office at 630 Third Avenue, New York, New York ("NPAIC") has acquired said Trademarks pursuant to the terms and conditions of a certain Agreement of Purchase and Sale of Assets, dated the date hereof.

	NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:
	SKC does hereby assign to NPAIC all of its right title and interest in and to the aforementioned Trademarks, together with the goodwill of the business symbolized by these marks.
	SKC hereby reiterates and ratifies all representations and warranties which it has made with respect to such Trademarks as set forth in the aforesaid Agreement of Purchase and Sale of Assets as if such representations were set forth herein in their entirety.

        KAPELUS & CIPRIANO, INC.



        By:_/s/ Milton Kapelus_____________

[Notary

Schedule 4.2 (d)

[List of contracts to be assigned]

TO BE PROVIDED


Exhibit 4.2 (d)

[Form of Assignment of contracts

Exhibit 4.2(e)

FORM OF OPINION LETTER

New Paradigm Acquisition I Co., Inc.
630 Third Avenue
New York
NY 10017



Gentlemen:
We have acted as counsel for Kapelus & Cipriano,
Inc. ("Seller"), a New York sub-chapter S corporation in
connection with the execution and delivery of the following
documents:
a)	An Agreement of Purchase and Sale of Assets between
Seller and New Paradigm Acquisition I Co. Inc. ("Buyer") dated March 31, 1998 (the "Purchase Agreement");

The foregoing are collectively referred to as the Documents.
Capitalized terms used herein shall have the meanings assigned to said terms in the Documents.

We have reviewed such matters of law and have examined such documents, records, agreements, and certificates of public officials and officers of the Seller as we have deemed necessary for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of signatures on original documents and the conformity to original documents of all copies submitted to us as certified, conformed or photographic copies; and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to various questions of fact material to our opinion, we have relied upon the attached certificates of officers of Seller. As to any matter of fact contained in such certificates of officers of the Seller, we have no reason to believe such certificates to be inaccurate.
On the basis of the foregoing, we are of the opinion that:
1. Seller is a sub-chapter S corporation duly organized and validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.
2. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of Seller is required in connection with the consummation of the transactions contemplated by the Documents or related documents.
3. All corporate action on the part of Seller, its officers and directors necessary for the authorization, execution and delivery of the Purchase Agreement has been taken and the performance of all obligations of Seller thereunder, and the Purchase Agreement, constitute valid and legally binding obligations of Seller enforceable in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination. The enforceability of the Seller's obligations under the Purchase Agreement, is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
4 The execution, delivery and performance of the Documents and the consummation of the transactions contemplated thereby, do not nor will not (i) conflict with or violate any provisions of the Certificate of Incorporation or By-Laws of Seller, (ii) to our knowledge, with or without the giving of notice or the passage of time, or both, result in a breach of, or violate, or be in conflict with, or constitute a default under, or permit the termination of, or cause of permit acceleration under, any agreement or instrument of any debt or obligation to which Seller is a party or any of its assets is subject or bound, (iii) to our knowledge, require the consent of any party to any agreement to which the Seller is a party, or to which any of the Purchased Assets is subject or bound, (iv) to our knowledge, result in the creation or imposition of any lien upon any of the Purchased Assets, or (v) violate any law, rule or regulation or, to our knowledge, any order, judgment, decree or award, of any court, governmental authority or arbitrator to or by which the Seller or any of the Purchased Assets is subject or bound.

Very truly yours,

Exhibit 4.3(e)


	FORM OF CURTO BARTON OPINION LETTER
Curto Barton & Alesi, P.C.
Suite One North Five
One Huntington Quadrangle
		Melville NY 11747



FORM TO BE PROVIDED - IT SHALL GENERALLY STATE:

1. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware. NPSC is a corporation duly incorporated, validly existing and in good standing under the laws of the state of New York.

		2. The execution, delivery and performance of the Agreement has been duly and validly authorized by all necessary corporate action of Buyer and NPSC. Buyer and NPSC have duly executed and delivered the Agreement.